UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Immunomedics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 2, 2018

Dear Fellow Stockholders:

I am pleased to invite you to our 2017 Annual Meeting of Stockholders, which will be held on Monday, April 2,  2018, at 10:00 a.m., local time, at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950. The Annual Meeting is an excellent opportunity to learn more about our business and research and development efforts, as well as our pipeline of therapeutic product candidates. I hope you will make every effort to join us at our Annual Meeting.

On the pages after this letter, you will find the notice of our 2017 Annual Meeting of Stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet or by telephone. You will find voting instructions in the Notice and proxy statement and on the proxy card. If your shares are held in “street name” — that is, held for your account by a broker or other nominee — you will receive instructions from the holder of record that you must follow for your shares to be voted.

With many thanks for your ongoing support and continued interest in Immunomedics, I am,

Sincerely yours,

BEHZAD AGHAZADEH
Chairman of the Board of Directors

IMMUNOMEDICS, INC.

300 The American Road

Morris Plains, New Jersey 07950

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Date		Monday, April 2, 2018.

Time		10:00 a.m., local time.

Place		300 The American Road, Morris Plains, New Jersey 07950.

Proposals	1.	Elect five directors to serve for a term of one year until the 2018 Annual Meeting of Stockholders;

	2.	Approve, on an advisory basis, compensation of our named executive officers;

	3.	To determine, on an advisory basis, the frequency with which the stockholders of the Company shall have an advisory vote on executive compensation;

	4.	Ratify the selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018; and

	5.	Consider any other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

Record Date		Only stockholders of record at the close of business on the record date, February 14, 2018, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment of the meeting.

Stock Transfer Books

The stock transfer books will remain open between the record date and the date of the Annual Meeting. A complete list of stockholders entitled to vote will be available from our Secretary at our executive offices for a period of 10 days before the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

On behalf of the Board of Directors,

CHAU CHENG, Secretary

March 2, 2018

IMMUNOMEDICS, INC.

300 The American Road

Morris Plains, New Jersey 07950

www.immunomedics.com

PROXY STATEMENT—2017 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2017 Annual Meeting of Stockholders of Immunomedics, Inc., a Delaware corporation, including any postponements or adjournments of the meeting. The meeting will be held at our executive offices located at 300 The American Road, Morris Plains, New Jersey 07950, on Monday, April 2, 2018, at 10:00 a.m., local time. In this proxy statement, we sometimes refer to Immunomedics, Inc., and our consolidated subsidiaries as “Immunomedics,” the “Company,” “we” or “us.”

We are sending you this proxy statement and related materials in connection with the solicitation of proxies by our Board of Directors. Our Annual Report for the fiscal year ended June 30, 2017, will be mailed to stockholders, along with these proxy materials, on or about March 16, 2018.

Our Annual Report on Form 10‑K, as amended, for the fiscal year ended June 30, 2017 is available on the Internet at www.proxyvote.com or through the SEC’s electronic data system, called EDGAR, at www.sec.gov. To request a printed copy of our Form 10‑K, as amended, which we will provide to you without charge, either write to our Investor Relations Department, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY VOTE YOUR PROXY BY TELEPHONE, BY ACCESSING THE INTERNET SITE AND FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR BY MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

VOTING PROCEDURES

WHO CAN VOTE?

Each share of our common stock that you owned as of the close of business on February 14, 2018, the record date for the 2017 Annual Meeting, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were 165,808,445 shares of Immunomedics common stock issued and 165,773,720 shares of Immunomedics common stock outstanding and entitled to vote. Accordingly, there are an aggregate of 165,773,720 votes entitled to be cast at the Meeting.

HOW DO I VOTE?	If your shares are registered directly in your name, you may vote:

•     Over the Internet or by Telephone. If you are a registered stockholder (that is, if you hold your stock directly and not in street name), you may vote by telephone or over the Internet by following the instructions included in the Notice by accessing the Internet at www.proxyvote.com and following the instructions contained on that website. Stockholders with shares registered directly with us may vote (i) by telephone by dialing 1-800-690-6903 (toll free from the United States, Canada and Puerto Rico) or (ii) by Internet at www.proxyvote.com and following the instructions contained on that website. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the Annual Meeting. You must specify how you want your shares voted or your Internet or telephone vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•     By Mail. If you request a printed copy of the proxy materials by mail, mark, date, sign, and return the enclosed proxy card to Broadridge. A postage prepaid envelope addressed to Broadridge will be provided with requested printed proxy materials. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•     In Person at the Meeting. If you attend the meeting, you may vote by completing a ballot, which will be available at the meeting or, if you request a printed copy of the proxy materials, you may deliver your completed proxy card in person.

If your shares are held in “street name” (held for your account by a broker or other nominee) you may vote:

• Over the Internet or by Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

• By Mail. You will receive instructions from your broker or other nominee explaining how to cast your vote.

•     In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

HOW CAN I CHANGE MY VOTE?	You may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:

• Vote over the Internet or by Telephone as instructed above. Only your latest Internet vote is counted.

• Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.

• Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

WILL MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone or return your proxy, or attend and vote at the Annual Meeting. If you have misplaced your proxy, you may obtain another by following the instructions provided in the Notice or by accessing the Internet website at www.proxyvote.com and following the instructions contained on that website.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on matters that the New York Stock Exchange, or NYSE, determines to be “routine.” If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, the election of directors, Proposal 2, the advisory vote on executive compensation, and Proposal 3, the frequency of the advisory vote on executive compensation, are not considered routine matters. Proposal 4, the ratification of the independent registered public accounting firm, is currently considered a routine matter. We therefore strongly encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them.

IF I DO NOT GIVE INSTRUCTIONS TO MY BANK OR BROKER, WHAT MATTERS DOES MY BANK OR BROKER HAVE AUTHORITY TO VOTE UPON?

Pursuant to NYSE Rule 452 and corresponding Listed Company Manual Section 402.08, discretionary voting by brokers of shares held by their customers in “street name” is prohibited. If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the NYSE determines to be “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the ratification of the independent registered public accounting firm is a routine matter, while the election of our directors, approval of the compensation of our named executive officers, and approval of the frequency of the advisory vote on executive compensation are non-routine matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting. As a result, we strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have more than one account, which may be at the transfer agent, with stockbrokers or otherwise. Please vote over the Internet, or complete and return all proxies for each account to ensure that all of your shares are voted.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet or telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH MATTER AND HOW ARE VOTES COUNTED?

Proposal 1—Election of Directors.

To elect each director nominee, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the director. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm since such matter is not considered routine. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR” or “AGAINST” any nominee, but will be counted in determining whether there is a quorum for the Annual Meeting. You may vote FOR any one or more of the nominees, AGAINST any one or more of the nominees or ABSTAIN from voting FOR or AGAINST any one or more of the nominees. Abstentions and broker non-votes will not be considered as votes cast for or against any nominee, and will therefore have no effect on the outcome of the vote.

Proposal 2—Advisory Vote to Approve Compensation of our Named Executive Officers.

To approve Proposal 2, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. This vote is advisory in nature and is not binding on, nor does it overrule, any decisions of the Company, the Board or the Compensation Committee. In the event that a majority of the votes cast are against this proposal, however, the Board and the Compensation Committee will carefully consider the outcome of the vote and the reasons therefore when making future decisions on the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote, as they will not be counted as votes cast.

Proposal 3—Frequency of the Advisory Vote on Executive Compensation.

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. However, because this vote is advisory and is not binding on our Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Proposal 4—Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.

To approve Proposal 4, if a quorum is present or represented by proxy at the meeting, stockholders holding a majority of Immunomedics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. Abstentions will have no effect on the outcome of the vote, as they will not be counted as votes cast. As Proposal 4 is a routine matter, broker non-votes will not occur with respect to this proposal.

The inspector of election appointed for the 2017 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes, will tabulate all votes.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?	Our Board of Directors recommends that you vote:

•    FOR Proposal 1—elect our five nominees to the Board of Directors for a one-year term ending at the 2018 Annual Meeting of Stockholders or such time as their respective successors are duly elected and qualified;

• FOR Proposal 2—advisory vote to approve the compensation of our named executive officers;

•    FOR Proposal 3—for the option of once every year as the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K; and

• FOR Proposal 4—ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.

ARE THERE OTHER MATTERS TO BE VOTED ON AT THE MEETING?

We do not know of any other matters that may come before the Annual Meeting other than the election of directors and ratification of the independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

We intend to announce preliminary voting results at the Annual Meeting. We will publish final results in a current report on Form 8-K, which will be filed with the Securities and Exchange Commission, or SEC, no later than four business days following the Annual Meeting. To request a printed copy of our filings with the SEC, please write to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, or e-mail Investor Relations at investor@immunomedics.com. You will also be able to find a copy on the Internet through our website at www.immunomedics.com or through the SEC’s electronic data system, called EDGAR, at www.sec.gov. Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.

WHO WILL PAY THE COSTS OF SOLICITING THESE PROXIES?

We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

HOW CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS OVER THE INTERNET?

This proxy statement and our Annual Report for the fiscal year ended June 30, 2017, are available on our Internet site at www.immunomedics.com. This proxy statement and our Annual Report for the fiscal year ended June 30, 2017, are also available on the Internet site at www.proxyvote.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the Internet and save us the cost of producing and mailing these documents. If you are a stockholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated five people to serve as members of the Board of Directors until the 2018 Annual Meeting of Stockholders. Each nominee currently serves as a member of the Board of Directors and each has previously been elected by our stockholders.

The Board of Directors recommends a vote FOR each of the nominees named below.

Our Board of Directors, upon the recommendation of our Governance and Nominating Committee, voted to nominate Dr. Behzad Aghazadeh, Mr. Scott Canute,  Mr. Peter Barton Hutt, Dr. Khalid Islam and Mr. Michael Pehl for election at the 2017 Annual Meeting of Stockholders to serve until the 2018 Annual Meeting of Stockholders, or such later date as their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Our Governance and Nominating Committee recommended, and the members of the Board of Directors approved, that Dr. David M. Goldenberg, a current member of our Board of Directors and Research and Development Committee, and Brian A. Markison, a current member of our Board of Directors and member of our Audit Committee, not stand for reelection at the Company’s 2017 Annual Meeting of Stockholders. Set forth below are our director nominees’ ages as of February 1, 2018, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, and the names of other public companies in which they serve or served as a member of the Board of Directors. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

NOMINEES FOR DIRECTORS

Dr. Behzad Aghazadeh

Principal occupation: Managing Partner and Portfolio Manager, venBio Select Advisor, LLC, a SEC registered investment manager, since 2011. Chairman of the Board of Directors, Immunomedics, Inc., since April 2017.

Age: 46	Prior business experience:

Director: Since March 2017	• Partner and Senior Analyst at Sio Capital Management from 2009 to 2011.

Executive Committee

•    Vice President and Senior Analyst at Bernstein Value Equities from 2006 to 2009.

•    From 2000 to 2006, Dr. Aghazadeh was in the healthcare practice of Booz Allen (now a unit of PricewaterhouseCoopers), where he led major strategic and operational initiatives for pharmaceutical and biotechnology clients.

Scott Canute	Principal occupation: Principal and Founder of Magis Consulting, LLC, since July 2012.

Age: 57	Prior business experience:

Director: Since March 2017 Executive Committee Audit Committee Compensation Committee (Chair) Governance and Nominating Committee Research & Development Committee

•    President of Global Manufacturing and Corporate Operations of Genzyme from 2010 until 2011.

•    President, Global Manufacturing Operations of Eli Lilly and Company from 2004 to 2007.

Public company directorships: Mr. Canute has served on the Boards of Directors of Akebia Therapeutics since August 2016, Proteon Therapeutics since July 2015, Flexion Therapeutics since March 2015, Oncobiologics Inc. since October 2011. He previously served as a Technology Advisory Board Member of Moderna Therapeutics from August 2013 to January 2016. Mr. Canute also served on the Boards of Directors of Allocure, Inc. from October 2012 to October 2014 and Inspiration Biopharmaceuticals, Inc. from September 2012 to September 2013.

Peter Barton Hutt	Principal occupation: Senior Counsel of Covington & Burling, LLP, since 1975.

Age: 83	Prior business experience:

Director: Since March 2017 Executive Committee Compensation Committee Governance and Nominating Committee (Chair)

•    Chief Counsel for the Food and Drug Administration from 1971 to 1975.

Public company directorships: Mr. Hutt has served on the Boards of Directors of Flex Pharma, Inc. since 2014; Suneva Medical, Inc. since 2014; Moderna Therapeutics, Inc. since 2012; Selecta Biosciences, Inc. since 2010; Concert Pharmaceuticals, Inc. since 2007; and Q Therapeutics, Inc. since 2002. He previously served on the Boards of Directors of Seres Therapeutics, Inc. from 2013 to 2017; DBV Technologies S.A. from 2009 to 2015; BIND Biosciences, Inc. from 2008 to 2016; Living Proof, Inc. from 2007 to 2017; NanoMedical Systems, Inc. from 2007 to 2015; Xoma Corporation from 2005 to 2017; Pervasis Therapeutics, Inc. from 2004 to 2012; Ista Pharmaceuticals, Inc. from 2002 to 2012; and Momenta Pharmaceuticals, Inc. from 2001 to 2014.

Dr. Khalid Islam

Principal occupation: Managing Director of Life Sciences Management GmbH, since 2014; Co-Founder and Partner of Sirius Healthcare Partners GmbH, a Swiss life sciences company, in 2009; Founder of PrevABR LLC, an American clinical-stage therapeutics company, in 2010.

Age: 62	Prior business experience:

Director: Since March 2017 Executive Committee (Chair) Audit Committee (Chair) Compensation Committee Governance and Nominating Committee Research & Development Committee (Chair)

•    Chairman and Chief Executive Officer of Gentium S.p.A., from 2009 until 2014.

•    Advisor to Kurma Biofund (Paris), a venture group.

•    President and Chief Executive Officer of Arpida AG.

Public company directorships: Dr. Islam has served as Chairman of the Boards of Directors of Minoryx Therapeutics since 2016 and Fennec Pharma, Inc. since 2014. Dr. Islam was previously a member of the Boards of Directors of Oxthera AB from 2014 to 2017 and Karolinska Development from 2015 to 2017 and Molmed SpA from 2014 to 2016. He also served as Chairman of the Boards of Directors of PCovery Aps from 2011 to 2015 and C10 Pharma A/S from 2010 to 2014.

Michael Pehl	Principal occupation: President and Chief Executive Officer, Immunomedics, Inc.

Age: 53	Prior business experience:

Director: Since December 2017

•    Joined Immunomedics, Inc. in 2017.

•    Spent 11 years at Celgene Corporation serving as President of Hematology & Oncology from 2016 to 2017, Head of Global Marketing from 2013 to 2016, Head of Hematology Europe from 2009 to 2013, Vice President Central Europe from 2008 to 2009, and General Manager Germany from 2006 to 2008.

Vote Required and Board Recommendation

If a quorum is present, the election of each nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting for each nominee. Abstentions and broker non-votes will not be considered as votes cast for or against any nominee, and will therefore have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT EACH OF OUR FIVE NOMINEES TO THE BOARD OF DIRECTORS FOR A ONE-YEAR TERM UNTIL THE 2018 ANNUAL MEETING OF STOCKHOLDERS.

PROPOSAL 2—ADVISORY (NON-BINDING) VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Annual Meeting, commonly referred to as a “Say-on-Pay” vote.

The advisory vote on executive compensation is a non-binding vote on the compensation of our “named executive officers,” as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the “Compensation Discussion and Analysis” section starting on page 28 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2017 compensation of our named executive officers.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years. At the 2011 Annual Meeting of Stockholders, the Company’s stockholders recommended, on an advisory basis, that the frequency of the stockholder vote on the compensation of our named executive officers occur every year.

The Compensation Committee of our Board of Directors oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:

•	Ensure executive compensation is aligned with our corporate strategies and business objectives.
•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through superior awards for superior performance.
•	Provide total direct compensation that is competitive in markets in which we compete for management talent in order to attract, retain and motivate the best possible executive talent.
•	Provide an incentive for long-term continued employment with our Company.
•	Reinforce our desired culture and unique corporate environment by fostering a sense of ownership, urgency and overall entrepreneurial spirit.

The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee. The outcome of the vote will not require the Company, our Board of Directors or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board of Directors.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Stockholders will be asked at the 2017 Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

RESOLVED, that the stockholders of Immunomedics, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2017 Annual Meeting.

Approval of this resolution requires the affirmative vote of a majority of the shares of Immunomedics’ common stock voted at the 2017 Annual Meeting. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

Vote Required and Board Recommendation

If a quorum is present, approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3—ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In connection with Proposal No. 2 above seeking advisory approval of our executive compensation program, the Dodd-Frank Act also requires that we include in this proxy statement a separate advisory (non-binding) stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board of Directors recommends that our stockholders select a frequency of every year, or an annual vote. We are required to solicit stockholder approval on the frequency of future Say-on-Pay proposals at least once every six years, although we may seek stockholder input more frequently.

Beginning with the Company’s 2011 Annual Meeting of Stockholders, the Company has held annual advisory votes on executive compensation. The Board has determined that continuing to hold an advisory vote on executive compensation every year is the most appropriate alternative for the Company. In reaching this recommendation, the Board considered that holding an annual advisory vote on executive compensation allows stockholders to provide direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual advisory vote also provides the Compensation Committee with the opportunity to evaluate its compensation decisions by taking into account timely feedback provided by stockholders. In addition, the Board recognizes that an annual advisory vote on executive compensation is consistent with the Company’s policy of facilitating communications of stockholders with the Board and its various committees, including the Compensation Committee, and with the preference expressed by stockholders in the 2011 advisory vote on this proposal. We understand that our stockholders may have different views as to what is the best approach for Immunomedics, Inc., and we look forward to hearing from our stockholders on this proposal.

The Board of Directors will continue to engage with stockholders on executive compensation between stockholder votes.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote in response to the resolution set forth below.

RESOLVED, that the stockholders of Immunomedics, Inc. determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC, is:

Choice 1—every year;

Choice 2—every two years;

Choice 3—every three years; or

Choice 4—abstain from voting.

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by stockholders. However, because this vote is advisory and is not binding on our Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Abstentions and broker non-votes will not be counted and, accordingly, will have no effect on the outcome of the vote on this proposal.

This vote may not be construed (1) as overruling a decision by the Company or our Board of Directors or (2) to create or imply any change or addition to the fiduciary duties of the Company or our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K. STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE THE BOARD OF DIRECTORS’ RECOMMENDATION. STOCKHOLDERS MAY CHOOSE AMONG THE FOUR CHOICES INCLUDED IN THE RESOLUTION SET FORTH ABOVE.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.  KPMG LLP has been engaged by us to audit our consolidated financial statements since September 2013. KPMG LLP has advised our Audit Committee that it is “independent” of us within the meaning of Rule 2‑01 of SEC Regulation S-X, as amended.

A description of the services provided by KPMG LLP, and the fees we paid for such services, can be found under the heading “Fees of Our Independent Registered Public Accounting Firm” on page 50 of this proxy statement.

During the Company’s fiscal year ended 2017 and through September 30, 2017, neither the Company nor anyone acting on its behalf consulted with KPMG LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

The affirmative vote of a majority of the shares voted at the 2017 Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. In the event the stockholders do not ratify KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

A representative of KPMG LLP is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required and Board Recommendation

If a quorum is present, ratification of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote. As this proposal is deemed a routine matter, broker non-votes will not occur with respect to this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2018.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 14, 2018 for: (i) the executive officers named in the “Summary Compensation Table” on page 40 of this proxy statement; (ii) each of our directors and director nominees; (iii) all of our current directors and executive officers as a group; and (iv) each stockholder known by us to own beneficially more than five percent (5%) of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.

The SEC deems shares of common stock that may be acquired by an individual or group within 60 days of February 14, 2018 pursuant to the exercise of options, warrants or other convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such securities are not deemed to be outstanding for the purpose of computing the percentage ownership of any other stockholder shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 165,773,720 shares of common stock outstanding on February 14, 2018.

Name of beneficial owner**	Number of shares	Percentage of common stock
Dr. Behzad Aghazadeh(1)	16,939,461	10.2%
Scott Canute	—	*
Dr. David M. Goldenberg(2)	7,485,266	4.5%
Peter Barton Hutt	—	*
Dr. Khalid Islam	—	*
Brian A. Markison(3)	199,097	*
Michael Pehl	—	*
Cynthia L. Sullivan(4)	7,615,266	4.5%
Michael R. Garone(5)	15,000	*
All Directors and Executive Officers as a group (9 persons)(6)	24,768,824	14.8%

venBio Select Advisor LLC(7)	16,939,461	10.2%
120 West 45th Street, Suite 2802
New York, NY 10036
Seattle Genetics, Inc.(8)	11,655,804	7.0%
21823 30th Drive SE
Bothell, WA 98021
BlackRock, Inc.(9)	9,064,259	5.5%
55 East 52nd Street
New York, NY 10022
OrbiMed Advisors, LLC(10)	8,461,727	5.1%
601 Lexington Avenue, 54th Floor
New York, NY 10022

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**

Except as noted, the address of each of person listed in the above table is c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed with the SEC or upon the 2017 Questionnaire for Directors, Officers and Five Percent Stockholders submitted to us in connection with the preparation of this proxy statement.

(1)

Consists of shares held on behalf of accounts managed by venBio Select Advisor LLC, a Delaware limited liability company (the “Investment Manager”) and venBio Select Fund LLC, a Delaware limited liability company, a fund managed by the Investment Manager. Dr. Aghazadeh serves as the portfolio manager and controlling person of the Investment Manager. Dr. Aghazadeh and the Investment Manager expressly disclaim beneficial ownership of the securities reported herein except to the extent of its or his pecuniary interest in such securities.

(2)

Consists of (i) 1,794,285 shares held by Dr. Goldenberg; (ii) 246,361 shares held by Ms. Sullivan, Dr. Goldenberg’s wife; (iii) 635,935 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 1,000,000 shares held by Dr. Goldenberg as beneficial owner of three grantor retained annuity trusts; (v) 1,933,783 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by our majority-owned subsidiary, IBC Pharmaceuticals, Inc., of which Dr. Goldenberg is a director; (vii) 5,500 shares as to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 475,715 shares subject to stock options granted to Dr. Goldenberg which are exercisable currently or within 60 days of February 14, 2018; (ix) 1,109,510 shares subject to stock options granted to Ms. Sullivan which are exercisable currently or within 60 days of February 14, 2018; and (x) 249,452 shares held by David M. Goldenberg Dynasty Trust. Dr. Goldenberg disclaims beneficial ownership with respect to an aggregate of 3,579,331 shares as listed in items (ii), (v), (vi), (vii), (ix), (x) and (x) of the previous sentence.

(3)	Consists of 90,788 shares held directly by Mr. Markison, and 108,309 shares subject to stock options exercisable currently or within 60 days of February 14, 2018.
(4)

Consists of (i) 246,361 shares held by Ms. Sullivan; (ii) 1,794,285 shares held by Dr. Goldenberg, Ms. Sullivan’s husband; (iii) 635,935 shares held jointly by Dr. Goldenberg and Ms. Sullivan; (iv) 1,000,000 shares held as a trustee of three grantor retained annuity trusts for the benefit of Dr. Goldenberg; (v) 1,933,783 shares held by the David M. Goldenberg Millennium Trust; (vi) 34,725 shares held by IBC Pharmaceuticals, Inc., of which Ms. Sullivan is President; (vii) 5,500 shares to which Ms. Sullivan has voting or dispositive power as custodian of her children or as trustee for a trust for their benefit; (viii) 475,715 shares subject to stock options granted to Dr. Goldenberg which are exercisable currently or within 60 days of February 14, 2018; (ix) 1,109,510 shares subject to stock options granted to Ms. Sullivan which are exercisable currently or within 60 days of February 14, 2018; (x) 130,000 shares held as trustee of Escalon Foundation; and (xi) 249,452 shares held by David M. Goldenberg Dynasty Trust. Ms. Sullivan disclaims beneficial ownership with respect to an aggregate of 3,689,677 shares as listed in items (ii), (iv), (vi), (vii), (viii), (x) and (xi) of the previous sentence.

(5)	Consists of 15,000 shares subject to stock options exercisable currently or within 60 days of February 14, 2018.
(6)

See footnotes 1‑5 above regarding shares subject to stock options exercisable currently or within 60 days of February 14, 2018 and restricted stock units which will vest within 60 days of February 14, 2018.

(7)

This information is based solely on a Form 4 filed by venBio Select Advisor LLC on February 16, 2018. The securities reported are held on behalf of accounts managed by venBio Select Advisor LLC, a Delaware limited liability company (the “Investment Manager”) and venBio Select Fund LLC, a Delaware limited liability company, a fund managed by the Investment Manager. Dr. Aghazadeh serves as the portfolio manager and controlling person of the Investment Manager. Dr. Aghazadeh and the Investment Manager expressly disclaim beneficial ownership of the securities reported herein except to the extent of its or his pecuniary interest in such securities.

(8)	This information is based solely on a Schedule 13D/A filed by Seattle Genetics, Inc. on December 6, 2017.
(9)	This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2018.
(10)	This information is based solely on a Schedule 13G/A filed by OrbiMed Advisors LLC on February 13, 2018.

OUR CORPORATE GOVERNANCE

Our Commitment to High Corporate Governance Standards

We believe that in order for Immunomedics to achieve real business success while also creating value for our stockholders, it is essential that we maintain a commitment to excellence in corporate governance and an environment of the highest ethical standards. Our Board of Directors is committed to high governance standards and to continually work to improve them. During the past year, we have reviewed our corporate governance practices. We also reviewed with our legal counsel and other professional advisors the rules of the SEC, as well as other proposed SEC rules and regulations and listing requirements of the Nasdaq Global Market. We have also compared our governance practices against those identified as best practices by various authorities and other public companies.

Role of Our Board of Directors

Our Board of Directors currently consists of seven members, although we regularly seek additional qualified candidates to consider joining the Board of Directors. Our Governance and Nominating Committee recommended, and the members of the Board of Directors approved, that Dr. David M. Goldenberg and Brian A. Markison not stand for reelection at the Company’s 2017 Annual Meeting of Stockholders. The Board shall consist of five members immediately following the 2017 Annual Meeting of Stockholders.

The Board of Directors monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board of Directors oversees Immunomedics’ long and short term strategic and business planning, and conducts a year-long process that culminates in the review and approval by our Board of Directors each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board of Directors keep informed about our business and operations through discussions with the Chairman and other members of our senior management team, by reviewing materials provided to them on a regular basis as well as in preparation for Board of Directors and committee meetings, and by actively participating in meetings of the Board of Directors and its committees. We regularly review key portions of our business with the Board of Directors, including our clinical and pre-clinical development programs. We also make it a practice to introduce our senior executives to the Board of Directors so that the Board of Directors can become familiar with our key talent.

In fiscal 2017, the Board of Directors met 35 times. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which such director served, during the periods during which such director served.

Directors are encouraged, but are not required, to attend our Annual Meeting of Stockholders. Dr. Aghazadeh, Dr. Goldenberg, and Mr. Markison attended the Company’s  2016 Annual Meeting of Stockholders.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Our Board of Directors is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Certain of our directors have experience as senior management of pharmaceutical and biotechnology companies which brings unique perspectives to the Board of Directors. Further, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

The following highlights the specific experiences, qualifications, attributes and skills of our individual directors, or director nominees, that have led our Governance and Nominating Committee to conclude that these individuals should serve on our Board of Directors:

Dr. Behzad Aghazadeh, our Chairman of the Board of Directors, is a Managing Partner and Portfolio Manager of the venBio Select Fund. He brings more than 20 years of experience in the biopharmaceutical industry, including more than 10 years as an institutional investor and previously six years at Booz Allen as a general management consultant to senior executive teams in the healthcare sector.

Scott Canute, has more than 34 years of experience in the biopharmaceutical industry, having served as President, Global Manufacturing and Corporate Operations at Genzyme Corporation and previously as President of Global Manufacturing Operations at Eli Lilly and Company.

Peter Barton Hutt, is a renowned expert in food and drug law and currently serves as Senior Counsel at Covington & Burling LLP. He began his law practice with the firm in 1960 and has remained at the firm with the exception of serving as Chief Counsel for the Food and Drug Administration from 1971 until 1975. He has been recognized by The Washingtonian magazine as one of Washington’s 50 best lawyers and one of the 40 best health care lawyers in the U.S. by the National Law Journal.

Dr. Khalid Islam, has over 29 years of experience in the pharmaceutical and biotechnology industry and currently serves as the Managing Director of Life Sciences Management GmbH. He also co-founded Sirius Healthcare Partners, a Swiss life sciences company, and PrevABR LLC, an American clinical-stage therapeutics company. Dr. Islam also previously served as Chairman and CEO of Gentium S.p.A., a Nasdaq-listed pharmaceutical company.

Michael F. Pehl,  our President and Chief Executive Officer, has more than 20 years of experience in hematology and oncology and has launched multiple blockbuster drugs in that space including Revlimid, Pomalyst, and Abraxane. Previously, Mr. Pehl spent 11 years at Celgene Corporation, serving as General Manager Germany, Vice President Central Europe, Head of Hematology Europe and subsequently as Head of Global Marketing and finally as  President of Hematology & Oncology.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors evaluates its leadership structure and role in risk oversight on an ongoing basis. Since March 2001, our leadership structure has divided the role of Chairman of the Board of Directors and the role of the Chief Executive Officer into two positions. Currently, Dr. Behzad Aghazadeh serves as Chairman of the Board of Directors, while Michael Pehl serves as our President and Chief Executive Officer. Our Board of Directors determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development of our product candidates and other relevant factors. After considering these factors, our Board of Directors has determined that the individual roles of an independent Chairman of the Board of Directors and a  Chief Executive Officer are an appropriate board leadership structure for our company at this time.

The Board of Directors is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our Chief Executive Officer, and other members of management, the Board of Directors receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board of Directors in its oversight role by receiving periodic reports regarding our risk and control environment.

Business Ethics and Compliance

Our Board of Directors has a Company-wide ethics awareness program and an enhanced compliance program that has been communicated to all employees. We have adopted a code of ethics for our Chief Executive Officer and senior financial officers, which complies with Item 406(b) of SEC Regulation S-K and is available on our website at www.immunomedics.com. In addition, all of our directors, officers and employees must act ethically and in accordance with our Code of Business Conduct (the “Code of Business Conduct”). The Code of Business Conduct satisfies the definition of “code of ethics” under the rules and regulations of the SEC and the standards of the Nasdaq Global Market, and is available on our website at www.immunomedics.com.

Review and Approval of Related Person Transactions

Our Code of Business Conduct has certain policies and procedures for the review, approval or ratification of transactions involving us and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members (each of whom we refer to as a “related person”). The policy and procedures cover any transaction involving a related person (a “related person transaction”) in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

Any proposed related person transaction must be reported to the Company’s President and Chief Executive Officer or the Vice President of Finance and Chief Financial Officer (the “Compliance Officers”). The policy calls for the transaction to be reviewed by the Compliance Officer and, if deemed appropriate, approved by the Board of Directors of the Company (or an authorized committee of the Board of Directors). The transaction should be approved in advance whenever practicable. If not practicable, the Compliance Officers and, if deemed appropriate, the Board of Directors, will review, and may, if deemed appropriate, ratify the related person transaction.

A related person transaction will be considered approved or ratified if it is authorized by the Compliance Officers and the Board of Directors of the Company (or an authorized committee of the Board of Directors) after full disclosure of the related person’s interest in the transaction. In considering related person transactions, the Compliance Officers and the Board of Directors (or an authorized committee of the Board of Directors) will consider any information considered material to investors and the following factors:

•	the related person’s interest in the transaction;
•	the approximate dollar value of the transaction;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and
•	the purpose and potential benefit to us of the transaction.

Independence of Non-Employee Directors

Good corporate governance requires that a majority of the Board of Directors consist of members who are “independent.” There are different measures of director independence—independence under listing standards of the Nasdaq Global Market, under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board of Directors has recently reviewed information about each of our non-employee directors and determined that each of Dr. Behzad Aghazadeh, Mr. Scott Canute, Mr. Peter Barton Hutt and Dr. Khalid Islam are deemed “independent” under applicable law and the listing standards of the Nasdaq Global Market, and accordingly, we have a majority of independent directors on our Board.

Communications with Directors

Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chair of the Governance and Nominating Committee. The Chair will distribute any communications received to the other non-management member(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company’s Secretary.

Committees of the Board

The Board currently has five standing committees: an Executive Committee, an Audit Committee; a Compensation Committee; a Governance and Nominating Committee; and a Research and Development Committee. Copies of the charters of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, as each has been adopted by our Board of Directors, can be found on our website www.immunomedics.com.

The Board is also empowered to appoint from time to time ad hoc committees to address specific matters. In January 2017,  a Transaction Committee of the Board met to address the licensing agreement for IMMU‑132 or any other of the Company’s assets.  In April 2017, a Financing Committee of the Board met to decide on the Company’s  private placement of its series A‑1 convertible preferred stock in May 2017.  No other ad hoc committees took place in fiscal 2017.

EXECUTIVE COMMITTEE

Members in Fiscal 2017	Responsibilities	Meetings in Fiscal 2017
Dr. Islam Dr. Aghazadeh Mr. Canute Mr. Hutt Mr. Markison	The Board of Directors established the Executive Committee after the 2016 Annual Meeting of Stockholders held on March 3, 2017 (the “2016 Annual Meeting of Stockholders”) and appointed Dr. Islam, Dr. Aghazadeh, Mr. Canute, Mr. Hutt and Mr. Markison to the Executive Committee. The primary functions of the Executive Committee are to facilitate action by the Board between meetings of the Board and to enable the independent directors to meet and recommend actions to the full Board.	4

AUDIT COMMITTEE

Members in Fiscal 2017	Responsibilities	Meetings in Fiscal 2017
Dr. Islam, Mr. Canute, Dr. Cox, Mr. Forrester, Mr. Markison, Mr. Oliver, Ms. Paetzold & Mr. Stark

The Audit Committee, currently comprised of Dr. Islam (Chair), Mr. Canute and Mr. Markison, consists entirely of independent directors as defined by the listing standards of the Nasdaq Global Market. Its primary functions are to assist the Board of Directors in monitoring the integrity of our financial statements, our systems of internal control, and the appointment, independence and performance of our independent registered public accounting firm. The Audit Committee is responsible for pre-approving any engagements of our independent registered public accounting firm for non-audit services. The Audit Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.

4

Effective February 9, 2018, our Governance and Nominating Committee recommended, and effective February 13, 2018, the members of the Board of Directors approved, that Brian A. Markison not stand for reelection at the Company’s 2017 Annual Meeting. Accordingly, following the 2017 Annual Meeting of Stockholders, the Audit Committee will consist of two members: Dr. Islam and Mr. Canute, and as a result, the Company will no longer be in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Company’s audit committee to be composed of at least three independent directors. The Company is in the process of evaluating suitable candidates to add to the Board and the Audit Committee and intends to rely on the cure period provided by Nasdaq Listing Rule 5605(c)(4)(B)

At each regularly-scheduled Audit Committee meeting, the Audit Committee members meet with Immunomedics’ independent registered public accounting firm without management present. As part of the regular quarterly Audit Committee meetings, representatives of management, the independent registered public accounting firm and the Audit Committee members meet to review the financial statements prior to the public release of earnings.

The Board of Directors has determined that each current member and proposed member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder. In addition, the Board of Directors has determined that Dr. Islam satisfies the SEC’s criteria for an “audit committee financial expert.”

Dr. Islam, Mr. Canute and Mr. Markison joined the Audit Committee after their election to the Board of Directors at the 2016 Annual Meeting of Stockholders. Dr. Cox, Mr. Forrester and Mr. Oliver were appointed to the Audit Committee on January 8, 2017 and served until the 2016 Annual Meeting of Stockholders. Ms. Paetzold and Mr. Stark resigned from the Board of Directors and the Audit Committee on January 8, 2017.

You may find a more detailed description of the functions of the Audit Committee in the Audit Committee charter which can be found on our website at www.immunomedics.com.

Please see also the Audit Committee Report beginning on page 48 of this proxy statement.

COMPENSATION COMMITTEE

Members in Fiscal 2017	Responsibilities	Meetings in Fiscal 2017
Mr. Aryeh Mr. Canute Dr. Cox Mr. Hutt Dr. Islam Mr. Markison & Ms. Paetzold	The Compensation Committee, currently comprised of Mr. Canute (Chair), Mr. Hutt and Dr. Islam, consists entirely of directors who (i) are “Non-employee Directors” for purposes of Rule 16b‑3 under the Exchange Act; (ii) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iii) are “independent” in accordance with the listing standards of the Nasdaq Global Market. Its primary responsibilities are to oversee compensation and employee benefit matters and management performance.	2

The Compensation Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in our incentive compensation plans. The Compensation Committee also oversees management of the Immunomedics, Inc. 2014 Long-Term Incentive Plan, including the granting and certain terms of stock options and other stock-based awards, and all other compensation and benefit plans. The Compensation Committee also oversees salary grade administration for all our employees, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers, including the Chief Executive Officer.

When deemed appropriate, the Compensation Committee also consults with independent outside advisors for guidance on executive compensation issues.

In fiscal year 2017, the Compensation Committee engaged Arthur J. Gallagher & Co. Human Resources & Compensation Consulting Practice (“Gallagher”), formerly James F. Reda & Associates LLC, to provide competitive compensation data and general advice on our compensation programs and policies for executive officers. Gallagher reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. Gallagher has not provided any services to the Company other than those it provides to the Compensation Committee in its role as independent consultant. The Compensation Committee has assessed the independence of Gallagher pursuant to SEC rules and concluded that the work performed by Gallagher does not raise any conflicts of interest.

Our Compensation Committee also monitors and evaluates the adequacy and market competitiveness of our compensation plans and programs and determines whether these plans and programs create incentives for a particular employee group to take actions which could put the Company at undue risk.

Mr. Canute, Mr. Hutt and Dr. Islam joined the Compensation Committee after their election to the Board of Directors at the 2016 Annual Meeting of Stockholders. Mr. Aryeh and Dr. Cox were appointed to the Compensation Committee on January 8, 2017 and served until the 2016 Annual Meeting of Stockholders. Mr. Markison served as the Chairperson of the Compensation Committee until after the 2016 Annual Meeting of Stockholders. Ms. Paetzold resigned from the Board of Directors and the Compensation Committee on January 8, 2017.

The charter of the Compensation Committee, which describes all of the Compensation Committee’s responsibilities, is posted on our website at www.immunomedics.com.

Please see also the Compensation Committee Report on page 39 of this proxy statement.

GOVERNANCE AND NOMINATING COMMITTEE

Members in Fiscal 2017	Responsibilities	Meetings in Fiscal 2017
Dr. Cox Mr. Hutt Mr. Canute Mr. Forrester Dr. Islam Mr. Markison, Mr. Oliver Ms. Paetzold & Mr. Stark

The Governance and Nominating Committee (the “G&N Committee”) is responsible for Board governance issues. The G&N Committee also recommends individuals to serve as directors and will consider nominees recommended by stockholders. The G&N Committee will consider nominees recommended by our stockholders for election to the Board of Directors at the 2018 Annual Meeting of Stockholders, provided that any such recommendation is submitted in writing not less than 60 days nor more than 120 days before the anniversary date of the 2017 Annual Meeting of Stockholders, to the G&N Committee, c/o the Secretary of Immunomedics, at our principal executive offices, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee to serve.

In recommending candidates, the G&N Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board of Directors as a whole. The G&N Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees. However, the G&N Committee values diversity on our Board of Directors and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees.

In accordance with Nasdaq Rule 5605(e), which requires the G&N Committee to consist solely of independent directors, the G&N Committee is currently comprised of Mr. Hutt (Chair), Mr. Canute and Dr. Islam, who are each deemed to be independent in accordance with the listing standards of the Nasdaq Global Market.

Mr. Hutt, Mr. Canute and Dr. Islam joined the G&N Committee after their election to the Board of Directors at the 2016 Annual Meeting of Stockholders. Dr. Cox, Mr. Forrester and Mr. Oliver were appointed to the G&N Committee on January 8, 2017 and served until the 2016 Annual Meeting of Stockholders. Mr. Markison was a member of the G&N Committee until January 8, 2017. Ms. Paetzold and Mr. Stark resigned from the Board of Directors and the G&N Committee on January 8, 2017.

The charter of our G&N Committee can be found on our website at www.immunomedics.com.

1

RESEARCH AND DEVELOPMENT COMMITTEE

Members in Fiscal 2017	Responsibilities	Meetings in Fiscal 2017
Dr. Islam Mr. Canute Mr. Forrester Dr. Goldenberg Mr. Markison Mr. Oliver & Mr. Stark

The Research and Development Committee (the “R&D Committee”), currently comprised of Dr. Islam (Chair), Mr. Canute and Dr. Goldenberg, oversees all of our research and development programs, and, in addition to reviewing budgets and plans for preclinical as well as clinical trials, prioritizes our product candidate pipeline.

Dr. Islam, Mr. Canute and Dr. Goldenberg joined the R&D Committee after their election to the Board of Directors at the 2016 Annual Meeting of Stockholders. Dr. Cox, Mr. Forrester and Mr. Oliver were appointed to the R&D Committee on January 8, 2017 and served until the 2016 Annual Meeting of Stockholders. Mr. Markison was a member of the R&D Committee until after the 2016 Annual Meeting of Stockholders. Mr. Stark resigned from the Board of Directors and the R&D Committee on January 8, 2017.

0

Compensation Committee Interlocks and Insider Participation

Mr. Canute, Mr. Hutt, and Dr. Islam joined the Compensation Committee after their election to the Board of Directors at the 2016 Annual Meeting of Stockholders. Mr. Markison served as the Chairperson of the Compensation Committee until after the 2016 Annual Meeting of Stockholders. Mr. Aryeh and Dr. Cox were appointed to the Compensation Committee on January 8, 2017 and served until the 2016 Annual Meeting of Stockholders. Ms. Paetzold resigned from the Board of Directors and the Compensation Committee on January 8, 2017. No member of the Compensation Committee was at any time during fiscal 2017, or formerly, an officer or employee of Immunomedics, or any subsidiary of Immunomedics. No executive officer of Immunomedics has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Immunomedics, so that they will serve free from undue concerns for liability for actions taken on behalf of Immunomedics. This indemnification is required under our corporate charter. We also maintain an insurance policy intended to help us meet our obligations under our indemnification covenants.

DIRECTOR COMPENSATION

We compensate our non-employee directors for their service as directors. We do not pay directors who are also Immunomedics employees any additional compensation for their service as directors.

Fiscal 2017 Director Compensation Table

The following table shows the compensation paid to our non-employee directors for their Board service during fiscal 2017:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Dr. Behzad Aghazadeh(3)	11,569			11,569
Jason M. Aryeh(4)	7,111		46,008	53,119
Scott Canute(3)	17,850			17,850
Dr. Geoff Cox(4)	9,333		46,008	55,341
Robert Forrester(4)	9,333		46,008	55,341
Peter Barton Hutt(3)	14,875			14,875
Dr. Khalid Islam(3)	19,007			19,007
Arthur Kirsch(5)	12,982			12,982
Brian A. Markison	72,238			72,238
Bob Oliver(4)	8,089		46,008	54,097
Mary E. Paetzold(6)	30,188			30,188
Don C. Stark(6)	23,888			23,888

(1)	Consists of amounts described below under “Cash Compensation.”
(2)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the determination of grant date fair value of option awards in accordance with FASB ASC Topic 718, see Note 8 of the Consolidated Financial Statements in our Annual Report on Form 10‑K for the fiscal year ended June 30, 2017.

(3)	Dr. Aghazadeh, Mr. Canute, Mr. Hutt, and Dr. Islam were elected to the Board of Directors at the 2016 Annual Meeting of Stockholders held on March 3, 2017.
(4)	Mr. Aryeh, Dr. Cox, Mr. Forrester and Mr. Oliver were appointed to the Board of Directors on January 8, 2017 and served until the 2016 Annual Meeting of Stockholders.
(5)	Mr. Kirsch resigned from the Board of Directors on October 13, 2016.
(6)	Ms. Paetzold and Mr. Stark resigned from the Board of Directors on January 8, 2017.

Cash Compensation

In fiscal 2017, each non-employee director of Immunomedics received:

Fees*	Fiscal 2017*	For each:
Basic retainer:	$35,000	Fiscal year
Additional retainers:
Lead Independent Director	$25,000	Fiscal year
Chairman of the Audit Committee	$14,500	Fiscal year
Member of the Audit Committee	$7,500	Fiscal year
Chairman of the Compensation Committee	$8,500	Fiscal year
Member of the Compensation Committee	$5,000	Fiscal year
Chairman of the Governance & Nominating Committee	$5,000	Fiscal year
Member of the Governance & Nominating Committee	$3,000	Fiscal year

*     We also reimburse non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors. We do not pay fees on a per meeting basis.

For fiscal 2018, each non-employee director of Immunomedics will receive:

Fees*	Fiscal 2017*	For each:
Basic retainer:	$45,000	Fiscal year
Additional retainers:
Non-Executive Chairman of the Board	$45,000	Fiscal year
Chairman of the Executive Committee	$20,000	Fiscal year
Chairman of the Audit Committee	$20,000	Fiscal year
Member of the Audit Committee	$10,000	Fiscal year
Chairman of the Compensation Committee	$15,000	Fiscal year
Member of the Compensation Committee	$7,250	Fiscal year
Chairman of the Governance & Nominating Committee	$10,000	Fiscal year
Member of the Governance & Nominating Committee	$5,000	Fiscal year

*     We also reimburse non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors. We do not pay fees on a per meeting basis.

Stock Compensation

At the Annual Stockholder Meeting on December 3, 2014, our stockholders approved the Immunomedics, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”). The 2014 Plan replaced the Immunomedics, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), which terminated on December 3, 2014. Our non-employee directors also participated in the 2014 Plan. Pursuant to the compensation policy adopted by the Compensation Committee, each individual who was first elected or appointed as a non-employee director was automatically granted, on the date of such initial election or appointment, 22,500 nonqualified stock options (only if the annual equity retainer had not already been provided). Initial option grants were fully vested on the date of grant and have an exercise price equal to the fair market value of the common stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of (i) the director’s death or (ii) upon a change in control or hostile take-over of the Company; however, in no event will the options be exercisable beyond their original term.

In addition to the foregoing initial grants, pursuant to the compensation policy adopted by the Compensation Committee, each individual who continued to serve as a non-employee director on the date of each annual stockholders meeting received an annual grant of non-qualified stock options and restricted stock units (“RSUs”), each equal in value to $45 thousand. The Compensation Committee, as administrator of the 2014 Plan, determined the actual number of stock options and RSUs at the time of each such annual grant. Annual option grants become vested within one year of grant date and have an exercise price equal to the fair market value of the common stock on the date of grant, a maximum term of seven years from the date of grant and a post-termination exercise period of 12 months following the date of the non-employee director’s cessation of service on account of the director’s death. Annual RSU grants vest in full upon the director’s completion of one year of service as a non-employee director from the date of grant. Notwithstanding the foregoing, annual RSU grants will immediately vest upon (i) a non-employee director’s cessation of service as a non-employee director by reason of death or permanent disability, or (ii) upon a change in control or hostile take-over of the Company (as defined in the 2014 Plan).

Effective July 3, 2017, our Compensation Committee approved a new compensation policy for our non-employee directors. Effective as of the date of each annual meeting of stockholders, each non-employee director shall receive an annual equity grant equal of non-qualified stock options and restricted stock units (“RSUs”), each equal in value to$55 thousand. Additionally, newly elected or appointed non-employee directors shall receive, on the date of such appointment or election, a grant of 22,500 non-qualified stock options.

Option and RSU Grants to Non-Employee Directors During Fiscal Year 2017

During fiscal year 2017, the following non-employee directors were granted options to purchase shares of common stock and RSUs. All option and RSU grants listed below were made under the 2014 Plan.

	Stock Options			RSUs
Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share	Number of Shares Underlying Stock Awards (RSUs) Granted	Grant Date
Dr. Behzad Aghazadeh
Jason M. Aryeh(1)	22,500	1/8/2017	$3.73
Scott Canute
Dr. Geoff Cox(1)	22,500	1/8/2017	$3.73
Robert Forrester(1)	22,500	1/8/2017	$3.73
Peter Barton Hutt
Dr. Khalid Islam
Brian A. Markison(2)
Bob Oliver	22,500	1/8/2017	$3.73
Mary E. Paetzold(3)
Don C. Stark(3)

(1)	Mr. Aryeh, Dr. Cox, Mr. Forrester, and Mr. Oliver were appointed to the Board of Directors on January 8, 2017 and served until the 2016 Annual Meeting of Stockholders.
(2)	As of February 14, 2018, Mr. Markison had, in the aggregate, 108,309 outstanding stock options.
(3)	Ms. Paetzold and Mr. Stark resigned from the Board of Directors on January 8, 2017.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The following table sets forth certain information regarding our executive officers.

Name	Age	Position(s) with the Company
Michael Pehl	53	President and Chief Executive Officer
Michael R. Garone	59	Vice President, Finance and Chief Financial Officer

Michael Pehl joined Immunomedics as President and Chief Executive Officer in December 2017. Previously, he spent 11 years at Celgene Corporation serving as President of Hematology & Oncology from 2016 to 2017, Head of Global Marketing from 2013 to 2016, Head of Hematology Europe from 2009 to 2013, Vice President Central Europe from 2008 to 2009, and General Manager Germany from 2006 to 2008. Prior to that, Mr. Pehl served 14 years at Amgen, Inc., where he held various commercial leadership positions in oncology, rheumatology and nephrology in Germany and for Amgen Europe in Switzerland. Mr. Pehl received a Diploma in Molecular Biology from Ludwig-Maximilians-University Munich, Germany.

Michael R. Garone joined Immunomedics as Vice President, Finance and Chief Financial Officer in June 2016 and assumed the additional role of Principal Executive Officer in July 2017. Previously, from August 2007 through June 2016, he was the Chief Financial Officer of Emisphere Technologies, Inc., a commercial stage, specialty pharmaceutical company, where he also served as Corporate Secretary since October 2008 and as Interim Chief Executive Officer from February 2011 until September 2012. Before Emisphere, Mr. Garone served as Interim Chief Executive Officer and Chief Financial Officer of Astralis, Ltd. Prior to that, he served 20 years at AT&T, where he held several positions, including Chief Financial Officer of AT&T Alascom. Mr. Garone received an MBA from Columbia University and a BA in Mathematics from Colgate University.

Family Relationships

Dr. Goldenberg, former Chief Scientific Officer and Chief Patent Officer of Immunomedics and Ms. Sullivan, former President and Chief Executive Officer of Immunomedics, are husband and wife. There are no other family relationships between directors, executive officers and other employees.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to our executive officers during fiscal year 2017. Our former Chief Executive Officer (the “CEO”), our former Chief Scientific Officer and Chief Patent Officer, and our Chief Financial Officer will be referred to as the “named executive officers” for purposes of this discussion.

Executive Summary

Our overarching compensation goal is to motivate, recruit and retain executive officers in a manner that promotes superior executive performance and successful financial results for us while aligning the interests of the executive officers with the long-term interests of our stockholders. We believe this is accomplished through the following principles and processes that we follow in establishing executive compensation:

•	We benchmark executive officer compensation against a peer group of comparably sized public companies in the pharmaceutical industry.
•

We target compensation between the 25th and 75th percentiles for base salary and annual cash incentive amounts. Our compensation model is flexible to be adjusted upward or downward in the case of exceptional performance or as circumstances warrant in the discretion of the Compensation Committee.

•

We primarily structure our total compensation in the form of base salary, annual short-term cash incentive awards, long-term equity incentive awards, benefits and perquisites and change in control and other severance benefits.

•

Our compensation structure seeks to align our executives’ compensation with our long-term growth and success by rewarding the discovery and development of new product candidates, the advancement of our existing pipeline of therapeutic product candidates and the strategic partnering for further clinical development and commercialization of our product candidates.

•	We maintain severance and change in control arrangements for our executives comparable to other companies in our peer group.

Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an annual, nonbinding advisory vote on executive compensation (a “say-on-pay proposal”). At the 2016 Annual Meeting of Stockholders, the say-on-pay proposal at that meeting did not receive the requisite number of votes for approval. As such, in making its decisions regarding executive compensation for fiscal year 2017, the Compensation Committee made certain adjustments to reflect the performance of the Company and our named executive officers in fiscal year 2017. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Compensation Objectives and Philosophy

The Compensation Committee of our Board of Directors (the “Compensation Committee”) is responsible for reviewing and approving the compensation payable to our named executive officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

•	Motivate, recruit and retain executives capable of meeting our strategic objectives;
•	Provide incentives to ensure superior executive performance and successful financial results for us; and
•	Align the interests of executives with the long-term interests of stockholders.

The Compensation Committee seeks to achieve these objectives by:

•	Establishing a compensation structure that is both market competitive and internally fair;
•	Linking a substantial portion of compensation to our achievement of financial objectives and the individual’s contribution to the attainment of those objectives;
•	Providing risk for underachievement and upward leverage for overachievement of goals; and
•	Providing long-term equity-based incentives.

Setting Executive Compensation

In determining the compensation of each named executive officer, the Compensation Committee considered a number of factors, including recent Company and individual performance, the CEO’s recommendations as to named executive officers other than the CEO, cost of living in the New York/New Jersey area, and internal pay equity. The Compensation Committee also considered competitive compensation data received from Arthur J. Gallagher & Co. Human Resources and Compensation Consulting Practice (“Gallagher”), formerly James F. Reda & Associates, detailing the 25th percentile, median, and 75th percentile of (i) base salary; (ii) target annual cash compensation (i.e., salary plus target cash incentive); (iii) long-term equity incentive awards; and (iv) target total direct compensation (i.e., salary plus target cash incentive plus long-term equity incentives) for executive officer positions among a group of peer companies and assessed how similar compensation arrangements for the named executive officers compare to its peers. Based on Gallagher market analysis, the Compensation Committee considers base salary within the range of the 25th percentile and the 75th percentile of our peer group to be competitive and appropriate for the named executive officers. Cash incentive levels among our peer group were used to establish target cash incentive compensation for our named executive officers. The Compensation Committee did not, however, tie cash compensation to potential values realizable from equity incentive awards to measure total target direct compensation or as a means to determine the equity incentive awards it authorizes. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Compensation Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to our strategic goals. We believe our approach to compensation assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe our approach to compensation reflects sound risk management practices and does not encourage excessive risk-taking.

In fiscal year 2017, the Compensation Committee engaged Gallagher to provide competitive compensation data and general advice on our compensation programs and policies for executive officers. Gallagher reports directly to the Compensation Committee, periodically participates in committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. During fiscal year 2017, Gallagher performed a market analysis of the compensation paid by comparably sized publicly traded biopharmaceutical companies as described below and provided it to the Compensation Committee. In addition, the CEO provided the Compensation Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for the 2017 fiscal year. The Compensation Committee consulted with Gallagher regarding the CEO’s recommendations.

The peer group used for competitive comparisons in fiscal year 2017 reflects companies with which we compete for talent. Base salary, cash incentives and long-term equity incentive awards were benchmarked to these companies. Changes made to the 2016 peer group are summarized below:

Removed Company	Reason
Dyax Corp.	Acquired by Shire PLC
Seattle Genetics Inc.	Incompatible market cap

Added Company	Reason
Merrimack Pharmaceuticals, Inc.	A biopharmaceutical company engages in novel therapeutics paired with diagnostics for cancer
Puma Biotechnology, Inc.	A solid cancer-focusing biopharmaceutical company in similar stage of corporate development

The peer group data used by Gallagher was obtained from Kenexa’s CompAnalyst Executive®, a compensation data service, and consisted of the following twenty-four companies:

Company	Sales (Most recent fiscal year) ($ in millions)	Market Capitalization (04/30/2016) ($ in millions)
Acorda Therapeutics Inc.	471	1,183
Ariad Pharmaceuticals Inc.	119	1,365
ArQule Inc.	11	116
Array BioPharma, Inc.	132	457
BioCryst Pharmaceuticals Inc.	48	240
Celldex Therapeutics Inc.	5	395
CTI BioPharma Corp.	16	141
Cytokinetics Inc.	29	322
Exelixis Inc.	37	1,054
Immunogen Inc.	86	596
Insmed Inc.	0	752
Mannkind Corp.	0	579
Merrimack Pharmaceuticals Inc.	89	889
Neurocrine Biosciences Inc.	20	3,948
PDL Biopharma, Inc.	486	622
Progenics Pharmaceuticals Inc.	9	371
Puma Biotechnology Inc.	0	997
Rigel Pharmaceuticals Inc.	29	256
Spectrum Pharmaceuticals Inc.	163	483
Sunesis Pharmaceuticals, Inc.	3	45
Synta Pharmaceuticals Corp.	0	55
Threshold Pharmaceuticals	77	31
XOMA Ltd.	55	99
ZIOPHARM Oncology Inc.	4	1,036
75th Percentile	86	916
50th Percentile	29	470
25th Percentile	5	215
Immunomedics	3	468
Immunomedics Percentile Rank	17%	50%

Components of Compensation

For the 2017 fiscal year, our executive compensation program included the following components:

•	Base salary;
•	Annual short-term cash incentives;
•	Long-term equity incentive awards; and
•	Change in control and other severance arrangements.

Base Salary

It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each named executive officer for each fiscal year based on performance in the prior fiscal year. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks as analyzed by Gallagher. Base salaries are not automatically increased on an annual basis if the Committee believes that a raise is not warranted by either individual or Company performance, or that other forms of compensation are more appropriate to further compensation program objectives. In addition to benchmarking base salary levels, any increase in annual salary is also based on demonstrated levels of competency in skill, effectiveness and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned with the position. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each named executive officer’s contributions in light of all such criteria.

Based upon the performance of the named executive officers and using the compensation data provided by Gallagher, for fiscal year 2017, the Compensation Committee approved a 3.5% salary increase from fiscal year 2016 levels for Ms. Sullivan and Dr. Goldenberg. For Mr. Garone, who joined the Company on June 27, 2016, no change was made for fiscal year 2017. The Committee believes the increase would result in salaries for our named executive officers being at or near the median base salaries for comparable executive positions at our peer group companies and reasonably consistent with the average percentage increase in salaries by our peers. The table below shows fiscal year 2016 and fiscal year 2017 base salary rates for each named executive officer:

Name	Title	2016 Salary	2017 Salary	% Increase
Cynthia L. Sullivan(1)	Former President and Chief Executive Officer	$662,980	$686,184	3.5%
Dr. David M. Goldenberg(2)	Former Chief Scientific Officer and Chief Patent Officer	$626,126	$648,040	3.5%
Michael R. Garone(3)	Vice President Finance and Chief Financial Officer	$300,000	$300,000	—

(1)

Ms. Sullivan’s employment agreement with the Company expired on July 1, 2017. Ms. Sullivan resigned from all director, officer and other positions of the Company and any of the Company’s affiliates upon execution of the Settlement Agreement on November 2, 2017.

(2)

Dr. Goldenberg resigned from all officer and other positions of the Company and all director, officer and other positions at any of the Company’s affiliates (other than Goldenberg’s position as a non-employee director of the Board and member of the board of directors of IBC Pharmaceuticals, the Company’s majority owned U.S. subsidiary) upon execution of the Settlement Agreement on November 2, 2017.

(3)	Mr. Garone joined the Company on June 27, 2016.

Annual Short-Term Cash Incentives

Our named executive officers have the opportunity to earn annual cash incentive awards as part of their compensation package. We do not have a formal incentive or bonus plan for our named executive officers that ties annual cash incentives or bonuses with base salary to create a formula-based target annual cash compensation. Cash incentive awards are designed to reward executive performance while reinforcing our short-term strategic operating goals. If warranted in special circumstances, individual one-time discretionary cash incentives may also be awarded to our named executive officers during the course of the year.

Each named executive officer has a target cash incentive opportunity that, in the case of Ms. Sullivan and Dr. Goldenberg, is determined in accordance with their respective employment agreements, or is otherwise set by the Compensation Committee each year based on its comparison of the total compensation opportunity of our named executive officers against the total compensation opportunity of similarly situated executives at the companies identified above. In assessing the total compensation opportunity, the Compensation Committee also takes into account the named executive officer’s relative experience in his or her position and in the industry generally and our overall financial position. For fiscal year 2017, the target cash incentive level set for each of our named executive officers was 50% of base salary for Ms. Sullivan and Dr. Goldenberg and 30% of base salary for Mr. Garone, with potential payouts ranging from 0% to 150% of the target amount depending upon the level of achievement of performance goals.

Each year, a strategic plan (as described below) is created by the Company. Based on this plan, each named executive officer prepares individual goals and objectives to be accomplished during the upcoming fiscal year. The Compensation Committee in consultation with the named executive officer reviews and finalizes such goals and objectives. At the end of each fiscal year, the Compensation Committee conducts in consultation with the CEO for each named executive officer and, for named executive officers other than the CEO, a subjective review of that individual’s performance relative to our overall priorities and strategies reviews that individual’s performance relative to our overall priorities and strategies. Cash incentive awards are then granted based upon the Compensation Committee’s informed judgment and information provided by Gallagher in view of the Company’s achievement of its annual corporate goals, operational and financial performance, the individual executive’s responsibilities and efforts and such executive’s contribution to the Company’s overall performance and success, and the complexity or difficulty of the objectives that have been achieved.

Our strategic plan and individual performance targets include successful partnering transactions and other strategic plan metrics, operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified by the Compensation Committee.

In fiscal year 2017, our strategic plan focused on:

•	Advancing our pipeline of therapeutic product candidates and technologies;
•	Strengthening the price-per-share value of our common stock; and
•	Securing financing to ensure a sufficient cash position, including the out-licensing of our various assets.

The Compensation Committee weighs each of the individual performance goals established for the named executive officers separately when evaluating each named executive officer’s performance and awarding actual cash incentive amounts. Performance goals that are in the executive’s area or areas of functional responsibility are weighted heavier than others. Weighting is determined by the Compensation Committee when approving the annual goals and objectives. The actual amount of cash incentive paid is entirely discretionary; the Compensation Committee does not establish threshold levels that a named executive officer must attain before a cash incentive is awarded.

In fiscal year 2017, Ms. Sullivan’s individual performance goals were established to focus on her areas of responsibility which, in her capacity as our President and CEO, centered around her ability to advance our pipeline of therapeutic product candidates and technologies, implement and manage our short- and long-term strategic plan and maintain stockholder confidence in management and the Company. In addition, Ms. Sullivan’s specific performance goals included:

•	Complete enrolling additional metastatic triple-negative breast cancer patients with at least 2 prior therapies, into the Phase 2, single-arm study with sacituzumab govitecan;
•

Complete preparation for Phase 3 pivotal trial with sacituzumab govitecan in metastatic triple-negative breast cancer, including the validation of commercial-scale manufacturing by outside Contract Manufacturing Organizations;

•	Planned initiation of a Phase 3 pivotal trial with sacituzumab govitecan in metastatic triple-negative breast cancer, subject to securing the necessary funding;
•	Submit accelerated approval application for sacituzumab govitecan in triple-negative breast cancer to the FDA, subject to securing the necessary funding;
•	Complete enrolling patients into the Department of Defense-funded Phase 1b study with subcutaneously-administered milatuzumab in systemic lupus erythematosus; and
•	Continue enrolling patients into the Phase 1 study with IMMU‑114 as a monotherapy for non-Hodgkin lymphoma and chronic lymphocytic leukemia.

In fiscal year 2017, Dr. Goldenberg’s individual performance goals were established to focus on his areas of responsibility which, in his capacity as our Chief Scientific Officer and Chief Patent Officer, centered around his ability to design, implement and manage our clinical and pre-clinical research and development activities and maintain the effectiveness of patent and proprietary protections over our pipeline of therapeutic product candidates and technologies.

In fiscal year 2017, Mr. Garone’s individual performance goals were established to focus on his areas of responsibility, which in his capacity as our Vice President, Finance and Chief Financial Officer, centered on his ability to develop, implement and manage our financial strategic plan, ensure compliance with federal and state securities reporting requirements, strengthen our cash position and maintain stockholder confidence.

With respect to Ms. Sullivan, the Compensation Committee determined that Ms. Sullivan achieved her performance goals of (i) completing the enrollment of additional metastatic triple-negative breast cancer patients with at least 2 prior therapies into the Phase 2, single-arm study with sacituzumab govitecan; and (ii) completing method validation for outside Contract Manufacturing Organizations; and that achievement of such goals advanced our pipeline of therapeutic product candidates and technologies in accordance with our strategic plan. However, the Company did not initiate a Phase 3 pivotal trial with sacituzumab govitecan in metastatic triple-negative breast cancer, nor submit an accelerated approval application for sacituzumab govitecan in triple-negative breast cancer to the FDA , nor did Ms. Sullivan validate commercial-scale manufacturing by outside Contract Manufacturing Organizations. The Phase 1b study with subcutaneously-administered milatuzumab in systemic lupus erythematosus , which is funded by a grant from the Department of Defense, also did not complete patient enrollment. In addition, Ms. Sullivan did not complete the goals of the Company in strengthening the price-per-share value of our common stock and securing financing to ensure a sufficient cash position by not successfully licensed out our various assets, in particular, sacituzumab govitecan.

With respect to Dr. Goldenberg, the Compensation Committee determined that Dr. Goldenberg achieved his performance goals by advancing our pipeline of therapeutic product candidates and discovering and developing new product candidates and technologies, including expanding the number of active U.S. patents to approximately 310. However, the Company did not introduce a new investigational product into clinical testing during fiscal year 2017, and patient enrollment into the Department of Defense-funded Phase 1b study with subcutaneously-administered milatuzumab in systemic lupus erythematosus was not completed.

With respect to Mr. Garone, the Compensation Committee determined to increase Mr. Garone’s annual cash bonus target from 30% to 40% of his base salary.

In determining the 2017 actual cash incentives to be paid to each of our named executive officers, the Compensation Committee considered the relative significance of the performance goals for each named executive officer and whether such goals were achieved, and also considered whether the Company’s overall strategic plan had been accomplished. As discussed above, the Company’s strategic goal of out-licensing sacituzumab govitecan was not met in fiscal year 2017. Taking into account the say-on-pay proposal at the 2016 Annual Meeting of Stockholders did not receive the requisite number of votes for approval and the importance to the Company of out-licensing sacituzumab govitecan, the Compensation Committee determined that although certain individual performance goals were met, the Company’s overall strategic plan had not been accomplished and, therefore, other than with respect to a determination by the Compensation Committee regarding Mr. Garone, no cash incentives are to be paid to each of our named executive officers for fiscal 2017 and cash incentives deferred from fiscal 2016 are cancelled.

The table below details fiscal year 2017 annual cash incentive targets and actual payouts for each of the named executive officers.

Name	Title	2017 Target Cash Incentive ($)	2017 Target Cash Incentive (% Salary)	2017 Actual Cash Incentive ($)	2017 Actual Cash Incentive (% Salary)
Cynthia L. Sullivan(1)	Former President and Chief Executive Officer	$343,092	50%	$—	—
Dr. David M. Goldenberg(2)	Former Chief Scientific Officer and Chief Patent Officer	$324,020	50%	$—	—
Michael R. Garone	Vice President Finance and Chief Financial Officer	$90,000	30%	$90,000	30%

(1)

Ms. Sullivan’s employment agreement with the Company expired on July 1, 2017. Ms. Sullivan resigned from all director, officer and other positions of the Company and any of the Company’s affiliates upon execution of the Settlement Agreement on November 2, 2017.

(2)

Dr. Goldenberg resigned from all officer and other positions of the Company and all director, officer and other positions at any of the Company’s affiliates (other than Goldenberg’s position as a non-employee director of the Board and member of the board of directors of IBC Pharmaceuticals, the Company’s majority owned U.S. subsidiary) upon execution of the Settlement Agreement on November 2, 2017.

The table below details, for each named executive officer, the total target cash compensation established by the Compensation Committee for fiscal year 2017, as measured by the sum of salary and target cash incentive, and the total actual cash compensation paid for fiscal year 2017, as measured by the sum of salary and actual cash incentive.

Name	Title	2017 Total Target Cash Compensation ($)		2017 Total Actual Cash Compensation ($)
Cynthia L. Sullivan	Former President and Chief Executive Officer	$1,029,276	(1)	$686,184	(2)
Dr. David M. Goldenberg	Former Chief Scientific Officer and Chief Patent Officer	$972,060	(3)	$648,040	(4)
Michael R. Garone	Vice President Finance and Chief Financial Officer	$390,000	(5)	$390,000	(6)

(1)	Represents sum of (i) annual salary for fiscal year 2017 of $686,184 and (ii) target cash incentive for fiscal year 2017 of $343,092.
(2)	Represents annual salary of $686,184. No actual cash incentive was paid for fiscal year 2017.
(3)	Represents sum of (i) annual salary for fiscal year 2017 of $648,040 and (ii) target cash incentive for fiscal year 2017 of $324,020.
(4)	Represents annual salary of $648,040. No actual cash incentive was paid for fiscal year 2017.
(5)	Represents sum of (i) annual salary for fiscal year 2017 of $300,000 and (ii) target cash incentive for fiscal year 2017 of $90,000.
(6)	Represents sum of (i) annual salary for fiscal year 2017 of $300,000 and (ii) target cash incentive for fiscal year 2017 of $90,000.

Long-Term Equity Incentive Awards

As described above, stock-based incentives are a key component of our executive compensation program. Employee ownership is a core value of our operating culture. Management and the Compensation Committee believe that stock ownership encourages our executives to create value for our Company over the long term. We also believe that stock ownership promotes retention and affiliation with us by allowing our executives to share in our long-term success while aligning executive interests with those of our stockholders. We have used stock options, restricted stock units, or their combination as vehicles to deliver equity-based compensation for our named executive officers, due to their broad-based use in the biopharmaceutical industry. We also have evaluated from time to time the benefits of providing alternative equity-based compensation in the form of restricted stock or other vehicles based on full value shares. The Compensation Committee will continue to monitor changes in the long-term compensation practices of the companies in our peer group and, if appropriate, will re-evaluate alternative equity-based compensation vehicles in future years in light of changing or evolving practices. In certain circumstances, the Compensation Committee may determine that non-equity long-term incentives are preferable to equity-based awards.

Each of our named executive officers has an annual long-term equity incentive award opportunity. The actual amount of the annual long-term equity incentive award, if any, for each of our named executive officers is determined on a discretionary basis by the Compensation Committee without the use of any formalized mathematical formulas. The Compensation Committee grants the annual long-term equity incentive awards shortly after the close of each fiscal year after evaluating the performance of the Company and the named executive officers for such prior fiscal year. In determining the amount of the awards, the Compensation Committee evaluates the executive’s performance and contribution to our annual and long-term strategic goals and factors that contribute to overall corporate growth and development and to increasing long-term stockholder value, such as advancement of our pipeline of therapeutic candidates, growth in our intellectual property portfolio, development of our manufacturing and operating capabilities, enhancements to our financial reporting systems and controls, and the successful negotiation of advantageous out-licensing and other collaborative agreements. The Compensation Committee does not assign weightings to the foregoing factors. In addition, the Compensation Committee may, in its discretion, consider both the achievement of the annual Board-approved corporate goals and other significant corporate accomplishments during the year. For our named executive officers other than the CEO, the Compensation Committee also takes into account the recommendations of the CEO in determining the amount of the grant to each named executive officer.

In September 2016, the Compensation Committee granted long-term equity incentive awards to our named executive officers after reviewing corporate and individual performance in fiscal year 2016 in the context of the factors which the Compensation Committee believes contribute to overall corporate growth and considering overall compensation of each of our named executive officers in fiscal year 2016. When making determinations about these long-term equity incentive awards, the Compensation Committee used the same performance evaluation criteria as it used for our annual cash incentive awards for fiscal year 2016. As had been done in the prior fiscal year, the Compensation Committee reviewed the recommendations of and information provided by Gallagher and consistent with those recommendations granted half of the value of the long-term equity incentive awards earned by each named executive officer based on fiscal 2016 performance in the form of stock options and half of the value in the form of RSUs.

Upon evaluation of each named executive officer’s performance in the 2016 fiscal year, the Compensation Committee granted equity incentive awards under the 2014 Plan in August 2016 as follows:

Name	Title	Number of Shares of Common Stock Underlying Stock Options	Number of Shares of Common Stock Underlying RSUs
Cynthia L. Sullivan	Former President and Chief Executive Officer	199,532	106,061
Dr. David M. Goldenberg(1)(2)	Former Chief Scientific Officer and Chief Patent Officer	—	—
Michael R. Garone(3)	Vice President, Finance and Chief Financial Officer	40,000	—

(1)

On July 14, 2015, we entered into the Third Amended and Restated Employment Agreement with Dr. Goldenberg (the “Goldenberg Agreement”), which we amended on November 30, 2015. As part of the Goldenberg Agreement, as amended, Dr. Goldenberg was granted 1,500,000 Performance Stock Units (as such term is defined in The Immunomedics, Inc. 2014 Long-Term Incentive Plan), which shall vest over a three-year period subject to the attainment of certain performance criteria.  Dr. Goldenberg, therefore, was not awarded any additional long-term equity incentive awards by the Compensation Committee in September 2016.

(2)

Dr. Goldenberg resigned from all officer and other positions of the Company and all director, officer and other positions at any of the Company’s affiliates (other than Goldenberg’s position as a non-employee director of the Board and member of the board of directors of IBC Pharmaceuticals, the Company’s majority owned U.S. subsidiary) upon execution of the Settlement Agreement on November 2, 2017.

(3)	Mr. Garone joined the Company on June 27, 2016, and received 40,000 non-qualified stock options, which vest over a four-year period.

The numbers of equity awards granted were determined by the Compensation Committee using information supplied by Gallagher on equity awards received by executives at the peer group companies.

The stock options granted to our named executive officers have a seven-year term and vest, based on continued employment, 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter. The stock options were granted at an exercise price equal to the closing price of our common stock on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and stockholder returns. The RSUs granted to our named executive officers vest with respect to 25% of the underlying shares on the first anniversary of the date of grant and with respect to 6.25% on a quarterly basis thereafter for the following three years, based on continued employment. We issue to the executive shares of our common stock when the RSUs vest. Our standard forms of stock option and RSU agreements provide for accelerated vesting of unvested awards upon a change in control of the Company, for instance if we are acquired by another company, but only if the acquirer does not agree to assume and continue the awards or grant substitute cash retention awards of similar value, measured as of the date of the change in control transaction, to the holders of our stock options and RSUs. Ms. Sullivan’s employment agreement provides for accelerated vesting of her stock options and RSUs if her employment is involuntarily terminated coincident with or within one year after a change in control of the Company. Dr. Goldenberg’s employment agreement provides for accelerated vesting of his outstanding unvested stock options and RSUs upon a change in control. See the sections below entitled “Employment, Severance and Change in Control Agreements” and “Calculation of Potential Payments upon Termination or Change in Control” for more information. With a four-year vesting schedule for stock options and RSUs, and a seven-year term for stock options, we do not deem it necessary to impose holding period requirements on the shares that our named executive officers acquire under their long-term equity incentive awards.

Executive Benefits and Perquisites

The named executive officers also are provided with certain benefits and perquisites. The Compensation Committee believes that such benefits are necessary for us to remain competitive and to attract and retain top caliber executive officers because such benefits are typically provided by companies in the biopharmaceutical industry and by other companies with which we compete for executive talent.

We maintain a 401(k) plan for our employees, including our executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Pursuant to a discretionary employer match, in fiscal year 2017, we matched all employee contributions at 25% of the employee’s contribution up to a limit of 5% of the employee’s eligible compensation up to the IRS imposed limit. The IRS maximum allowable contribution in calendar year 2017 was $18,000, or $24,000 for employees who are 50 years old or older. We also increase our employees’ base salary, including our named executive officers’ base salary, for the cost of group long-term disability insurance coverage and provide a group life insurance benefit in a coverage amount equal to 100% of the employee’s annual base salary.

Additional Incentive Compensation

In accordance with the terms of Dr. Goldenberg’s employment agreement, Dr. Goldenberg is entitled to receive incentive compensation equal to 1.5% of our Annual Net Revenue (as defined in the agreement) in each year that we record net income. With respect to any fiscal year during Dr. Goldenberg’s employment in which we record an annual net loss, Dr. Goldenberg will receive as an additional incentive compensation payment a sum equal to 0.75% of the total Consideration (as defined in the agreement) we receive from any third party transaction, with certain exceptions. In accordance with the terms of Dr. Goldenberg’s employment agreement, we pay Dr. Goldenberg a minimum of $150,000 during each fiscal year in equal quarterly payments as a credit against any amounts due to Dr. Goldenberg for additional incentive compensation payments.

For the fiscal years ended June 30, 2017, 2016 and 2015, we reported a net loss, therefore Dr. Goldenberg received the minimum additional incentive compensation of $150,000 paid quarterly during these fiscal years. The aggregate compensation value of this benefit is shown in the “All Other Compensation” column in the Summary Compensation Table included in this proxy statement.

Employment, Severance and Change in Control Agreements

We entered employment agreements with Ms. Sullivan and Dr. Goldenberg and a Change in Control and Severance Agreement with Mr. Garone. These agreements are summarized in the section below entitled “Employment, Severance and Change in Control Agreements” and the change in control and severance arrangements contained in those agreements are discussed in more detail in the section below entitled “Calculation of Potential Payments upon Termination or Change in Control.” We decided to provide severance benefits to recognize accomplishments of executives supporting the approved strategic plan. The change in control arrangements are to assure continuity of “key personnel” in a transition period following a change in control of the Company. None of the employment or severance agreements that we have with our named executive officers require us to provide tax gross-up payments to them in connection with any excise taxes for which they may become liable as a result of receiving severance benefits or other parachute payments within the meaning of Section 280G of the Internal Revenue Code. Ms. Sullivan’s employment agreement with the Company expired on July 1, 2017.

In connection with the resolution of a certain stockholder litigation (as described on page 40 of our annual report on Form 10‑K for fiscal year end June 30, 2017), on November 2, 2017, a stipulation and agreement of settlement, compromise, and release (the “Settlement Agreement”) was entered into by Ms. Sullivan, Dr. Goldenberg and other parties. Effective immediately upon the execution of the Settlement Agreement, Ms. Sullivan resigned from her position as a director of the Board and all officer and director positions with any of the Company’s affiliates and Dr. Goldenberg resigned from all officer and other positions of the Company and all director, officer and other positions at any of the Company’s affiliates (other than Dr. Goldenberg’s position as a non-employee director of the Board and member of the board of directors of IBC Pharmaceuticals, the Company’s majority owned U.S. subsidiary). The Settlement Agreement provides that Ms. Sullivan and Dr. Goldenberg will abide by all post-termination covenants and obligations contemplated by their respective employment agreements.

In exchange for a release of claims as required by their respective employment agreements and the Settlement Agreement and subject to compliance with the terms of the Settlement Agreement, Ms. Sullivan and Dr. Goldenberg will be entitled to certain negotiated amounts.

Section 162(m) Compliance

As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies such as the Company are not allowed a federal income tax deduction for compensation, paid to the CEO and the three highest paid executive officers other than the CEO and chief financial officer, to the extent that such compensation exceeds $1 million per officer in any one year. The 2014 Plan is structured to enable the compensation deemed paid to an executive officer in connection with the exercise of a stock option to qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under the 2014 Plan may or may not qualify. For instance, restricted stock units granted in fiscal year 2017 are not considered performance-based compensation, and might not be tax deductible upon vesting. In establishing the cash and equity incentive compensation programs for the named executive officers, it is the Compensation Committee’s view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. It is the Compensation Committee’s belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m) effective for taxable years beginning after December 31, 2017. Accordingly, awards made under the 2014 Plan after June 30, 2018, generally will not be eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1,000,000 in any year. Awards that are made under the 2014 Plan, so long as it is not amended, prior to June 30, 2018  may still qualify as deductible “performance-based compensation,” even if paid in future years.

Despite the Compensation Committee’s efforts to structure certain annual cash incentives and performance-based equity awards in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Immunomedics, Inc. specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

The Compensation Committee

Mr. Scott Canute (Chair)

Mr. Peter Barton Hutt

Dr. Khalid Islam

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal years ended June 30, 2017, 2016 and 2015 to our former President and Chief Executive Officer, our Chief Scientific Officer and Chief Patent Officer, our Chief Financial Officer (collectively, the “named executive officers”). We did not have any other executive officers for the prior fiscal year.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non- Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Cynthia L. Sullivan	2017	$686,184		$—	$350,001	$350,000	$—	$3,313	(4)	$1,389,498
Former President and Chief	2016	$662,980		$—	$350,001	$350,000	$—	$3,313	(4)	$1,366,294
Executive Officer(1)	2015	$640,560		$—	$350,001	$350,000	$235,181	$3,250	(4)	$1,343,811
Dr. David M. Goldenberg	2017	$648,040	(5)	$—	$—	$—	$—	$153,313	(4)(6)	$801,353
Former Chief Scientific Officer and	2016	$626,126	(5)	$—	$3,420,000	$350,000	$—	$153,313	(4)(6)	$4,199,439
Chief Patent Officer(2)	2015	$604,952	(5)	$—	$350,001	$350,035	$286,403	$153,250	(4)(6)	$1,458,203
Michael R. Garone	2017	$300,000		$90,000	$—	$—	$—	$—		$390,000
VP Finance and Chief	2016	$4.615	(7)	$—	$—	$42,216	$—	$—		$46,831
Financial Officer	2015	$—		$—	$—	$—	$—	$—		$—

(1)	Ms. Sullivan’s employment agreement with the Company expired on July 1, 2017.
(2)

Dr. Goldenberg resigned from all officer and other positions of the Company and all director, officer and other positions at any of the Company’s affiliates (other than Goldenberg’s position as a non-employee director of the Board and member of the board of directors of IBC Pharmaceuticals, the Company’s majority owned U.S. subsidiary) upon execution of the Settlement Agreement on November 2, 2017.

(3)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding assumptions underlying the determination of grant date fair value of option awards in accordance with FASB ASC Topic 718, see Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10‑K for the fiscal year ended June 30, 2017.

(4)

Includes matching contributions made by us on behalf of each of the named executive officers under our 401(k) plan of $3,313, $3,313 and $3,250 in fiscal years 2017, 2016 and 2015, respectively. In accordance with our 401(k) plan, after two years of service to the Company, 20% of the Employer’s matching contribution vests to the employee.

(5)

Includes compensation of $41,000, $87,000 and $84,000 paid to Dr. Goldenberg by IBC Pharmaceuticals, our majority-owned subsidiary, for services rendered in fiscal years 2017, 2016 and 2015, respectively.

(6)

Includes additional incentive compensation payments in the amount of $150,000 paid to Dr. Goldenberg pursuant to his employment agreement for the 2017, 2016 and 2015 fiscal years, respectively. See “Additional Incentive Compensation” on page 37 of this proxy statement for a discussion of these payments.

(7)	Represents $4,615 paid to Mr. Garone in fiscal year 2016 subsequent to his appointment as Vice President Finance and Chief Financial Officer, effective June 27, 2016.

Grants of Plan-Based Awards in Fiscal Year 2017 Table

The table below details fiscal year 2017 grants of plan-based awards received for each of the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price Of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
		($)	($)	($)	(#)(2)	(#)(3)	($/Sh)
Cynthia L. Sullivan		$—	$343,092	$514,638
	9/21/16					199,532	$1.7541	$349,999
	9/21/16				106,061		$3.30	$350,001

Dr. David M. Goldenberg		$—	$324,020	$486,030

Michael R. Garone		$—	$90,000	$135,000

(1)

Represents target and maximum cash incentive award opportunities for our named executive officers. The cash incentive award is prorated if performance levels are achieved between the target and maximum levels. The methodology and performance criteria applied in determining these potential cash incentive award amounts are discussed under “Compensation Discussion and Analysis—Annual Short-Term Cash Incentives” beginning on page 32 of this proxy statement. The actual cash incentive award which may be paid to each named executive officer for their 2017 performance is subject to satisfaction of the Company’s strategic goal of out-licensing sacituzumab govitecan, and further determination thereof, and approval by, the Compensation Committee, as discussed under “Compensation Discussion and Analysis—Annual Short-Term Cash Incentives” on page 32 of this proxy statement.

(2)

The amounts shown in this column represent RSUs (with respect to Ms. Sullivan and Mr. Garone) and Performance Rights (with respect to Dr. Goldenberg) granted under the 2014 Plan. A description of the terms of these awards is disclosed under “Compensation Discussion and Analysis—Long-Term Equity Incentive Awards” on page 35 of this proxy statement.

(3)

Represents shares of our common stock underlying options granted under the 2014 Plan. A description of the terms of the stock awards is disclosed under “Compensation Discussion and Analysis—Long-Term Equity Incentive Awards” on page 35 of this proxy statement.

(4)

Represents the grant date fair value under FASB ASC Topic 718 of equity awards granted in fiscal year 2017. For information regarding assumptions underlying the FASB ASC Topic 718 valuation of equity awards, see Note 9 of the Consolidated Financial Statements in our Annual Report on Form 10‑K for the fiscal year ended June 30, 2017.

Outstanding Equity Awards at Fiscal Year-End 2017 Table

The following table provides certain summary information concerning outstanding equity awards held by our named executive officers as of June 30, 2017. Amounts reflected on this table do not reflect the impact of the Settlement Agreement on the outstanding equity awards of Ms. Sullivan and Dr. Goldenberg.

	Option Awards							Stock Awards
Name (a)	Grant Date(1)(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Cynthia L. Sullivan	08/27/2012	183,250		$3.46	08/27/2019			$
	08/16/2013	118,203		$5.13	08/16/2020			$
	08/14/2014	200,412		$3.32	08/14/2021			$
	08/20/2015	408,163		$1.76	08/20/2022			$
	09/21/2016	199,532		$3.30	09/21/2023			$

Dr. David M. Goldenberg	08/27/2012	157,100		$3.46	08/27/2019			$
	08/16/2013	118,203		$5.13	08/16/2020			$
	08/14/2014	200,412		$3.32	08/14/2021			$
	07/14/2015				07/14/2022	500,000	(4)		$4,415,000
	07/14/2015				07/14/2022	500,000	(4)		$4,415,000
	07/14/2015				07/14/2022	500,000	(4)		$4,415,000

Michael R. Garone	06/27/2016	10,000	30,000	$2.00	06/26/2026

(1)

Each stock option granted in fiscal years 2013, 2012, 2011, 2010, 2009, and 2008 were granted under the 2006 Plan, and each stock option granted in fiscal years 2016, 2015 and 2014 were granted under the 2014 Plan. Each stock option granted under each of the 2006 Plan and the 2014 Plan has a term of 7 years measured from the grant date and vests ratably, 25% after the first year from the date of grant and 6.25% for each subsequent three-month period, during the first 4 years of service with us measured from its grant date. Upon a change in control, unvested stock options will become fully vested and exercisable on the date on which the change in control occurs if the acquirer does not agree to assume and continue the awards or grant substitute cash retention awards of similar value, measured as of the date of the change in control transaction, to the holders of the stock options. Ms. Sullivan’s employment agreement provides for accelerated vesting of her stock options if her employment is involuntarily terminated coincident with or within one year after a change in control of the Company. Dr. Goldenberg’s employment agreement provides for accelerated vesting of his outstanding unvested stock options upon a change in control. In addition, all stock options held by Ms. Sullivan and Dr. Goldenberg will remain exercisable for a period which is the shorter of 24 months following the end of the remaining balance of the term of their employment agreement or the original term of the stock option.

(2)

Stock awards granted to named executive officers have a term of four years from the date of grant and vest ratably, 25% after the first year from date of grant and 6.25% for each subsequent three-month period. Upon a change in control, all stock awards held by our named executive officers, if not assumed or continued by the acquiring company or replaced with a cash retention award of like value, will become fully vested on the date on which the change in control occurs. Ms. Sullivan’s employment agreement provides for accelerated vesting of her stock awards if her employment is involuntarily terminated coincident with or within one year after a change in control of the Company. Dr. Goldenberg’s employment agreement provides for accelerated vesting of his outstanding unvested stock awards upon a change in control.

(3)	Based on the $8.83 per share closing price of our common stock on June 30, 2017, as reported by the Nasdaq Global Market.
(4)

As part of the Third Amended and Restated Employment Agreement between the Company and Dr. Goldenberg, which became effective July 1, 2015 and was further amended on November 30, 2015, Dr. Goldenberg received a grant of 1,500,000 restricted stock units, which would vest, if at all, after the three (3) year period commencing on the grant date of July 14, 2015, provided the applicable milestones based on achievement of certain market conditions (stock prices) were met and conditioned upon Dr. Goldenberg’s continued employment through the vesting period, subject to the terms and conditions of the Restricted Stock Units Notice and the Restricted Stock Units Agreement and such other terms and conditions as set forth in the grant agreement. The Company believes that a change in control occurred on or before May 4, 2017, as defined in Dr. Goldenberg’s employment agreement, as a result of the new Board of Directors being seated on March 3, 2017. According to the terms of his employment agreement and notice of award, the Company believes that these 1.5 million restricted stock units did not vest, since at the time of the change in control the actual price per share of the common stock had not achieved the specified target price required to trigger the vesting of the restricted stock units. The Company understands that Dr. Goldenberg contests the Company’s interpretation of both the timing of the change in control and the vesting requirements of the restricted stock units upon a change in control. The 1.5 million restricted stock units are the subject of arbitration.

Fiscal Year 2017 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of options and the vesting of restricted stock units for each of the named executive officers during fiscal year 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Cynthia L. Sullivan	250,000	656,000	185,397	794,202
Dr. David M. Goldenberg	250,000	820,000	97,500	451,214
Michael R. Garone	—	—	—	—

(1)

Based upon the difference between the closing price of our common stock on the dates of exercise, as reported by the Nasdaq Global Market, and the exercise price of the options exercised on the respective exercise dates.

(2)	Based on the closing price of our common stock on the applicable vesting dates, as reported by the Nasdaq Global Market.

Equity Compensation Plans

The following table provides information with respect to our compensation plans under which equity compensation is authorized as of June 30, 2017.

Number of securities to be
	issued upon vesting of	Weighted-average	Number of securities
	restricted shares and	exercise price of	remaining available for
	exercise of outstanding	outstanding options	future issuance under
Plan Category	options and rights	and rights	equity compensation plans
Equity compensation plans approved by security holders(1)	4,724,569	$3.45	9,540,417
Equity compensation plans not approved by security holders	—	—	—
Total	4,724,569	$3.45	9,540,417

(1)	Refers to the 2014 Plan.

The Immunomedics, Inc. 2014 Long-Term Incentive Plan

All long-term equity incentive awards that we grant to our named executive officers are granted under the terms of the 2014 Plan. The terms of the equity incentive awards granted to our named executive officers in fiscal year 2017 are discussed under “Compensation Discussion and Analysis --  Long-Term Equity Incentive Awards” on page 35 of this proxy statement.

Retirement Plan

We maintain a retirement plan established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended. All of our employees are eligible to participate in the retirement plan and may, but are not obligated to, contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, we may contribute as a discretionary matching contribution to the retirement plan a percentage of each employee’s contribution to the retirement plan, which does not exceed 5.0% of the employee’s salary. We may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Our contributions vest 20% after two years from the date of hire and, thereafter, at the rate of 20% per year for the following four years. A participant also becomes fully vested upon death, retirement at age 65 or if they become disabled while an employee. Benefits are paid following termination of employment or upon the occurrence of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to receive under the retirement plan since the amount of such benefits will be dependent upon, among other things, our future contributions, future net income earned by the contributions and forfeitures upon future terminations of employment. For the 2017, 2016 and 2015 fiscal years we have not contributed to the retirement plan in excess of  $3,375,  $3,313 and $3,250 per year, respectively, for any of our named executive officers.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Cynthia L. Sullivan Employment Agreement

Effective July 1, 2014, the Company entered into the Fifth Amended and Restated Employment Agreement with Cynthia L. Sullivan pertaining to Ms. Sullivan’s service to the Company as the Company’s President and Chief Executive Officer (the “Amended Sullivan Agreement”). This agreement was terminated effective July 1, 2017.

Immediately upon the execution of the Settlement Agreement, Ms. Sullivan resigned from her position as a director of the Company and from all officer and director positions with any of the Company’s affiliates, effective as of the date of the Settlement Agreement. The Settlement Agreement provides that Ms. Sullivan will abide by all post-termination covenants and obligations contemplated by the Amended Sullivan Agreement. In exchange for a release of claims as required by the Amended Sullivan Agreement and Settlement Agreement and subject to compliance with the terms of the Settlement Agreement, Ms. Sullivan will be entitled to the negotiated amounts thereunder as follows: (i) termination payments in accordance with the Amended Sullivan Agreement for a termination without Good Cause after a Change in Control, (ii) accelerated vesting or extension of the exercise period for equity awards already earned, pursuant to the Amended Sullivan Agreement, and (iii) COBRA payments. The foregoing cash payments, which the Company has paid pursuant to the terms of the Settlement Agreement, accumulated to approximately $3.1 million.

In addition to this amount, an additional cash payment of $0.9 million is in dispute. The Parties to the Settlement Agreement have agreed to arbitrate this dispute. The Company has agreed to pay in full the arbitrator in such arbitration as well as reasonable attorneys’ fees and expenses incurred by Dr. Goldenberg and Ms. Sullivan in connection with any such arbitration, up to a maximum amount of $650,000 combined. As of December 31, 2017 no expenses have been incurred regarding such arbitration.

Dr. David M. Goldenberg Employment Agreement

Effective July 1, 2015, the Company entered into the Third Amended and Restated Employment Agreement with Dr. Goldenberg pertaining to Dr. Goldenberg’s service to the Company as the Company’s Chairman of the Board, Chief Scientific Officer and Chief Patent Officer (the “Amended and Restated Goldenberg Agreement”). The Amended and Restated Goldenberg Agreement was to continue until July 1, 2020 and was further amended on November 30, 2015.

Effective immediately upon execution of the Settlement Agreement, Dr. Goldenberg resigned from all officer and other positions of the Company and all director, officer and other positions at any of the Company’s affiliates (other than Dr. Goldenberg’s position as a non-employee director of the Board and member of the board of directors of IBC Pharmaceuticals, the Company’s majority owned U.S. subsidiary). The Settlement Agreement provides that Dr. Goldenberg will abide by all post-termination covenants and obligations contemplated by the Amended and Restated Goldenberg Agreement. In exchange for a release of claims as required by the Amended and Restated Goldenberg Agreement and the Settlement Agreement and subject to compliance with the terms of the Settlement Agreement,

Dr. Goldenberg is entitled to the negotiated amounts thereunder as follows: (i) termination payments in accordance with the Amended and Restated Goldenberg Agreement for a termination without Good Cause after a Change in Control, (ii) accelerated vesting or extension of exercise period for equity awards already earned, pursuant to the Amended and Restated Goldenberg Agreement, (iii) COBRA payments, and (iv) royalties or payment in accordance with existing agreements. The foregoing cash payments, which the Company has paid pursuant to the terms of the Settlement Agreement, accumulated to approximately $2.4 million. Additionally, certain restricted stock units and performance stock units that accelerated or otherwise became vested as set forth in the Settlement Agreement were settled in accordance with the terms of applicable award agreements. An additional cash payment of approximately $1.8 million is in dispute and the vesting of a grant of 1,500,000 Restricted Stock Units to Dr. Goldenberg under the terms of the Amended and Restated Goldenberg Agreement, is also in dispute.

The parties to the Settlement Agreement have agreed to arbitrate these disputes. The Company has agreed to pay the arbitrator in full for such arbitration, as well as reasonable attorneys’ fees and expenses incurred by Dr. Goldenberg and Ms. Sullivan in connection with any such arbitration, up to a maximum amount of $650,000 combined. As of December 31, 2017, no expenses have been incurred regarding such arbitration.

Under the Settlement Agreement, Dr. Goldenberg is eligible to receive royalty payments on royalties received by the Company. For each fiscal year the Company shall pay Dr. Goldenberg a sum equal to a percentage of the annual royalties the Company receives on each of the products for which Dr. Goldenberg is an Inventor, and all products using, related to or derived from products for which Dr. Goldenberg is an Inventor. The percentage of royalties that the Company will pay to Dr. Goldenberg on each patented product will be determined based on the percentage of royalties that the Company must pay to external third parties, and payments are to continue for the life of the patent, as defined in the Amended and Restated Goldenberg Agreement.

In the event the Company completes a disposition of the Company’s undeveloped assets for which Dr. Goldenberg was an Inventor, the Company will pay Dr. Goldenberg a sum equal to at least twenty percent or more of the consideration the Company receives from each disposition. The Company’s obligation to compensate Dr. Goldenberg upon dispositions of undeveloped assets applies to all dispositions of such assets completed within the contract term or within three years thereafter, even if the Company actually receives the consideration at some time after the three (3) year period elapses.

Michael R. Garone Change in Control and Severance Agreement

On January 8, 2017, we entered into a Change in Control and Severance Agreement with Michael R. Garone, Vice President, Finance and Chief Financial Officer. This agreement provides for severance benefits in the event that Mr. Garone’s employment with the Company is terminated pursuant to either (i) an involuntary termination within twelve (12) months following a “Change in Control” (as defined in the agreement), or (ii) a termination by the Company, other than for “Cause” (as defined in the agreement), during the “Pre-Closing Period” (as defined in the agreement). In the event of such termination, severance benefits for Mr. Garone will include: (i) a lump sum payment equal to two (2) times the sum of Mr. Garone’s annual base salary and target bonus; (ii) a lump sum payment equal to Mr. Garone’s target bonus, pro-rated for the number of full and/or partial months of the year completed prior to termination; (iii) accelerated vesting of all outstanding time-based equity awards; and (iv) continuation of health care coverage for a specified period.

Calculation of Potential Payments upon Termination or Change in Control

The following table shows potential payments to our named executive officers under their employment agreements in the form in which those agreements existed as of June 30, 2017, or change in control and severance agreement, as the case may be, for various scenarios involving a change in control or termination of employment as described above for each named executive officer. The data in the table reflects June 30, 2017 as a hypothetical termination date or change in control date and, where applicable, reflects amounts calculated using the $8.83 closing price of our common stock on June 30, 2017 (as reported on the Nasdaq Global Market). All defined terms not defined in this section have the meanings set forth in each officer’s respective employment agreement or change in control and severance agreement.

Name	Trigger	Salary and Bonus ($)	Health and Welfare Benefits ($)	Stock Award Vesting Acceleration ($)		Office and Secretarial Support ($)	Total ($)
Cynthia L. Sullivan (1)	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$3,087,828	$29,878	$5,324,529	(2)	—	$8,442,234

Dr. David M. Goldenberg(3)	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$2,394,121	$59,755	$13,918,650	(4)	$343,039	$17,687,624

Michael R. Garone	Termination without Cause or Resignation for Good Reason (before Change in Control during the Pre-Closing Period)	$780,000	—	—		—	$780,000
	Termination without Cause or Resignation for Good Reason (following a Change in Control)	$780,000	$28,464	$204,900	(5)	—	$1,013,364
	Expiration or Non-renewal of Employment Agreement by Company	—	—	—		—	—
	Voluntary Termination	—	—	—		—	—
	Disability	—	—	—		—	—
	Death	—	—	—		—	—

(1)

The terms of Settlement Agreement stipulate that Ms. Sullivan will be paid certain amounts in accordance with the Amended Sullivan Agreement for a termination without Good Cause after a Change in Control.

(2)	Amounts reflect the value of all outstanding stock options and other stock-based awards with vesting accelerated as provided in the Settlement Agreement.
(3)

The terms of the Settlement Agreement stipulate that Dr. Goldenberg will be paid certain amounts in accordance with the Amended and Restated Goldenberg Agreement for a termination without Good Cause after a Change in Control.

(4)

Amount reflects the value of 1.5 million restricted stock units are the subject of arbitration, discussed in the footnotes to the Outstanding Equity Awards at Fiscal Year End table on page 42 and outstanding stock options and other stock-based awards with vesting accelerated pursuant to the terms of the Settlement Agreement.

(5)

The amounts reflected in this column assume that all outstanding stock options and other stock-based awards become fully vested and exercisable, as applicable, upon the occurrence of a change in control.

The amounts shown in the table above and the assumptions upon which those amounts are based provide reasonable estimates of the amounts that would have been due to the named executive officers in the event that any of the circumstances described above had occurred on June 30, 2017. The actual amounts due to the named executive officers upon a triggering event will depend upon the actual circumstances and the then-applicable provisions of the employment agreements, change in control and severance agreements, stock option and restricted stock unit agreements and our stock incentive plans.

Fiscal Year 2017 Pension Benefits Table

The table disclosing pension benefits is omitted because we do not have any such pension benefit plans.

2017 Non-Qualified Deferred Compensation Table

The table disclosing contributions to and aggregate earnings under or distributions from nonqualified deferred compensation is omitted because we do not have any such nonqualified deferred compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain of our affiliates, including members of our senior management and Board of Directors, as well as their respective family members and other affiliates, have relationships and agreements among themselves as well as with us and our affiliates, that create the potential for both real, as well as perceived, conflicts of interest. These include Dr. David M. Goldenberg, our former Chairman, Chief Scientific Officer, and Chief Patent Officer, Ms. Cynthia L. Sullivan, former President and Chief Executive Officer, who is the wife of Dr. David M. Goldenberg, and certain companies with which we do or has done business with, including the Center for Molecular Medicine and Immunology (“CMMI”), which has ceased operations, and IBC, the Company’s majority-owned subsidiary.

Dr. David M. Goldenberg

Dr. David M. Goldenberg founded Immunomedics in 1982 and was our Chairman of the Board of Directors through April 4, 2017. Dr. Goldenberg is a party to a number of agreements with our Company involving not only his services, but also intellectual property owned by him.

Relationships with The Center for Molecular Medicine and Immunology

Our product development has involved, to varying degrees, CMMI, for the performance of certain basic research and patient evaluations, the results of which were made available to us pursuant to a collaborative research and license agreement. Dr. Goldenberg was the founder, President and a member of the Board of Trustees of CMMI.

In fiscal years ended June 30, 2017, 2016 and 2015 we incurred $6,000, $27,000, and $33,000, respectively, of legal expenses for patent-related matters for patents licensed to Immunomedics from CMMI. However, any inventions made independently of us at CMMI are the property of CMMI. CMMI has ceased operations and is in the process of dissolution.

IBC Pharmaceuticals

IBC Pharmaceuticals, Inc. (“IBC”) is a majority-owned subsidiary of Immunomedics.

As of June 30, 2017, the shares of IBC were held as follows:

Stockholder	Holdings	Percentage of Total
Immunomedics, Inc.	5,615,124 shares of Series A Preferred Stock	73.46%
Third Party Investors	628,282 shares of Series B Preferred Stock	8.22%
David M. Goldenberg Millennium Trust	1,399,926 shares of Series C Preferred Stock	18.32%

		100.00%

In the event of a liquidation, dissolution or winding up of IBC, the Series A, B and C Preferred Stockholders of IBC would be entitled to $0.6902, $5.17 and $0.325 per share (subject to adjustment), respectively. The Series A and B stockholders would be paid ratably until fully satisfied. The Series C stockholders would be paid only after the Series A and B stockholders have been fully repaid. These liquidation payments would be made only to the extent the assets of IBC are sufficient to make such payments.

In each of the fiscal years 2017, 2016, and 2015, Dr. Goldenberg received $41,000, $87,000, and $84,000, respectively, in compensation for his services to IBC. At June 30, 2017, Dr. Goldenberg was a director of IBC, and Cynthia L. Sullivan served as the President of IBC.

AUDIT COMMITTEE REPORT

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Immunomedics’ financial statements, financial reporting process, systems of internal control and the independence and performance of the independent registered public accounting firm.

The Audit Committee is currently composed of three independent, non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the listing standards of the Nasdaq Global Market that govern audit committee composition, including the requirements that:

•	all audit committee members are “independent directors” as that term is defined in such listing standards;
•	all audit committee members are able to read and understand fundamental financial statements; and
•	at least one audit committee member is financially sophisticated.

The Audit Committee operates under a written charter adopted by the Audit Committee that reflects standards contained in the Nasdaq listing standards. The Audit Committee has reviewed and updated the charter annually. The amended charter was reviewed and reassessed to be in compliance with the applicable Nasdaq and SEC rules. A complete copy of the current charter can be found on our website at www.immunomedics.com.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm Immunomedics’ audited financial statements as of and for the year ended June 30, 2017.

The Audit Committee has also reviewed and discussed with management and the independent registered public accounting firm management’s assessment that Immunomedics maintained effective internal control over financial reporting as of June 30, 2017, based on criteria established in Internal Control – Integrated Framework (2013)  issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

The Company has adopted a Code of Ethics for its senior financial officers which the Audit Committee believes is compliant with the SEC Regulation S-K Item 406.

The Audit Committee discussed with the independent registered public accounting firm the matters required by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by this proxy statement.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered accounting firm the independent registered accounting firm’s independence. When considering the independent registered public accounting firm’s independence, the Audit Committee considered whether their provision of services to Immunomedics beyond those rendered in connection with their audit and review of Immunomedics’ consolidated financial statements was compatible with maintaining their independence and discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the auditors for audit services in fiscal 2017. Information about the auditors’ fees for fiscal year 2017 is listed below in this proxy statement under “Independent Registered Public Accounting Firm.” Based on these discussions and considerations, the Audit Committee is satisfied as to the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Immunomedics’ Annual Report on Form 10‑K for the year ended June 30, 2017.

The Audit Committee has also selected KPMG LLP as Immunomedics’ independent registered public accounting firm for the fiscal year ending June 30, 2018.

The Audit Committee

Dr. Khalid Islam (Chair)

Mr. Scott Canute

Mr. Brian A. Markison

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, with the approval of the Board of Directors, the firm of KPMG LLP as Immunomedics’ independent registered public accounting firm for fiscal 2018. KPMG LLP has served as our independent registered public accounting firm since September 2013. Ernst & Young LLP previously served as our independent registered public accounting firm from July 1, 2002 to June 30, 2013.

Representatives of KPMG LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Fees of Our Independent Registered Public Accounting Firm

The following table sets forth the fees billed by KPMG LLP for professional services rendered for the audit of our fiscal 2017 financial statements and the fees billed in fiscal 2017 for the other services listed below.

	2017	2016
Audit Fees(1)	$539,000	$387,250
Audit-related Fees(2)	30,000	30,000
Tax Fees	—	—
All Other Fees(3)	—	1,650

Total	$569,000	$418,900

(1)

Audit fees represent fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of internal controls over financial reporting, review of interim consolidated financial statements, comfort letters, consents and accounting and reporting consultations.

(2)	Audit-related fees represent audit of schedule of grant expenditures related to the proceeds received from the U.S. Department of Health and Human Services and the U.S. Department of Defense.
(3)	All other fees represent subscription fees for an online accounting research tool.

Disagreements with Accountants on Accounting and Financial Disclosure

None.

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services

The Audit Committee charter requires approval of all audit services to be performed by our independent registered public accounting firm.

Prior to engaging KPMG LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of KPMG LLP’s independence in the conduct of its auditing services.

The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1.Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

3.Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.Other Services are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated the Audit Committee Chairperson pre-approval authority of up to $25,000.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and any other equity securities issued by us. Executive officers, directors and greater than 10% beneficial owners are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners have been complied with, except for the following: each of Dr. Goldenberg and Ms. Sullivan filed a Form 5 on August 14, 2017, each reporting 14 transactions which were not timely filed on Forms 4.

Stockholder Proposals for Fiscal 2018 Annual Meeting

To be considered for inclusion in the proxy statement relating to our next Annual Meeting of Stockholders, stockholder proposals must be received no later than December 3, 2018 and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by January 16, 2019, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a‑4 under the Exchange Act. All stockholder proposals should be sent to the attention of Corporate Secretary, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

Householding of Meeting Materials

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials or provided contrary instructions will receive a single envelope containing the Notice for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees. If, in the future, you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, or if you are receiving multiple Notices and would like to receive a single copy of such materials in the future, please contact the Investor Relations Department at Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey, 07950, (973) 605‑8200 or email Investor Relations at investor@immunomedics.com. We will respond promptly to such requests.

For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

On behalf of the Board of Directors,

CHAU CHENG, Secretary

Our Annual Report on Form 10‑K for the fiscal year ended June 30, 2017, as amended (other than the exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.sec.gov or www.proxyvote.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950.

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

April 2, 2018

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company.		☐	☐	☐

2. Proposal to approve the compensation of our named executive officers.		☐	☐	☐

	1 Year	2 Years	3 Years	ABSTAIN
3. Advisory vote on the frequency of the advisory vote on executive compensation	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018.		☐	☐	☐

NOMINEES:	FOR	AGAINST	ABSTAIN
l Dr. Behzad Aghazadeh	☐	☐	☐
l Scott Canute	☐	☐	☐
l Peter Barton Hutt	☐	☐	☐
l Dr. Khalid Islam	☐	☐	☐
l Michael Pehl	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR every year as the frequency of the advisory vote on executive compensation (Proposal 3) and FOR Proposal 4.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

I/we plan to attend the 2017 Annual Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMMUNOMEDICS, INC.

300 THE AMERICAN ROAD

MORRIS PLAINS, NEW JERSEY 07950

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

APRIL 2, 2018

IMMUNOMEDICS, INC., BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 2, 2018, in connection with the 2017 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Monday, April 2, 2018, at the offices of Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, and hereby appoints Michael Pehl and Michael R. Garone, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR the approval of the compensation of our named executive officers (Proposal 2), FOR every year as the frequency for the advisory vote on executive compensation (Proposal 3), and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018 (Proposal 4).

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

APRIL 2, 2018

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at www.proxyvote.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1. Proposal to elect the nominees listed below as the Directors of the Company.		☐	☐	☐

2. Proposal to approve the compensation of our named executive officers.		☐	☐	☐

	1 Year	2 Years	3 Years	ABSTAIN
3. Advisory vote on the frequency of the advisory vote on executive compensation	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018.		☐	☐	☐

NOMINEES:	FOR	AGAINST	ABSTAIN
• Dr. Behzad Aghazadeh	☐	☐	☐
• Scott Canute	☐	☐	☐
• Peter Barton Hutt	☐	☐	☐
• Dr. Khalid Islam	☐	☐	☐
• Michael Pehl	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR every year as the frequency of the advisory vote on executive compensation (Proposal 3) and FOR Proposal 4.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

I/we plan to attend the 2017 Annual Meeting ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.